UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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First Niagara Financial Group, Inc.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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Notice of 2013 Annual Meeting and Proxy Statement

First Niagara Financial Group, Inc.
726 Exchange Street, Suite 618
Buffalo, New York 14210
March 14, 2013
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of First Niagara Financial Group, Inc. to be held at Larkin at Exchange, 726 Exchange Street, Buffalo, New York 14210, on Wednesday, April 24, 2013 at 10:00 a.m. local time.
All holders of record of First Niagara Financial Group, Inc. Common Stock as of the close of business on March 1, 2013 are entitled to vote at the Annual Meeting.

As described in the accompanying Notice and Proxy Statement, holders of Common Stock will be asked to elect six (6) directors for one-year terms expiring in 2014, to provide advisory approval of First Niagara Financial Group, Inc.'s executive compensation and to ratify the appointment of KPMG LLP as First Niagara Financial Group, Inc.'s independent registered public accounting firm for the year ending December 31, 2013.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please vote your shares electronically via the Internet, by telephone or, if you receive a paper copy of the proxy materials, by signing, dating and completing the accompanying proxy card in the enclosed postage-paid envelope. Voting electronically via the Internet, by telephone, or by returning your proxy card in advance of the Annual Meeting does not deprive you of your right to attend the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing, by telephone or via the Internet. Our Proxy Statement includes additional instructions on voting procedures for stockholders whose shares are held by a brokerage firm or other custodian.

Sincerely,

/s/ John R. Koelmel
John R. Koelmel President and Chief Executive Officer

First Niagara Financial Group, Inc.
726 Exchange Street, Suite 618
Buffalo, New York 14210
(716) 819-5500
NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
to be held on April 24, 2013
Notice is hereby given that the Annual Meeting of stockholders will be held at Larkin at Exchange, 726 Exchange Street, Buffalo, New York 14210 on Wednesday, April 24, 2013 at 10:00 a.m. local time.
The Annual Meeting is for the purpose of considering and acting upon:

1	the election of six directors;
2	an advisory (non-binding) vote to approve our executive compensation programs and policies as described in this proxy statement;
3	the ratification of the Audit Committee's appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013.

The Board of Directors is not aware of any other business that will be presented for consideration at the Annual Meeting. If any other matters should be properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting for action by stockholders, the persons named in the form of proxy will vote the proxy in accordance with their best judgment on that matter.
Stockholders who owned shares of common stock as of the close of business on March 1, 2013 are entitled to attend and vote at the Annual Meeting. A list of eligible stockholders will be available for inspection at the Annual Meeting, as well as for a period of ten days prior to the Annual Meeting, at our headquarters at Larkin at Exchange, located at 726 Exchange Street, Buffalo, New York 14210. If you plan to attend the Annual Meeting in person, please RSVP by marking the appropriate box on the proxy card, or via email to investor@fnfg.com with RSVP as the subject line. Also, if you and are a registered stockholder and will be attending the meeting in person, please bring valid identification. Stockholders that hold their shares in street name are required to bring valid identification and proof of stock ownership in order to attend the meeting, and a legal proxy from their broker, bank or other nominee to vote their shares.
For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a hard copy of the Proxy Statement, on your enclosed proxy card.
It is important that your shares be represented and voted at the Annual Meeting.

/s/ Kristy Berner
Buffalo, New York	Kristy Berner
March 14, 2013	Assistant Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 24, 2013. The proxy statement, form of proxy and our 2012 Annual Report on Form 10-K are available at:

https://materials.proxyvote.com/33582V

PROXY STATEMENT
First Niagara Financial Group, Inc.
726 Exchange Street, Suite 618
Buffalo, New York 14210
(716) 819-5500
ANNUAL MEETING OF STOCKHOLDERS
April 24, 2013
This proxy statement is being made available to stockholders of First Niagara Financial Group, Inc. (the “Company”) on or about March 14, 2013 via the Internet or by delivery of printed copies by mail, and is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of the Company for use at the Annual Meeting, which will be held at Larkin at Exchange, 726 Exchange Street, Buffalo, New York 14210 on Wednesday, April 24, 2013 at 10:00 a.m. local time, and at all adjournments or postponements of the Annual Meeting. On or about March 14, 2013, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this proxy statement and our 2012 Annual Report on Form 10-K (the “Annual Report”) online, as well as instructions on how to vote. Also on or about March 14, 2013, we began mailing printed copies of these proxy materials to stockholders that have requested printed copies. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and Annual Report. The Notice also instructs you on how you may vote via the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. Our 2012 Annual Report is not part of the proxy solicitation material.

STOCKHOLDERS ENTITLED TO VOTE
Holders of record of our common stock, par value $0.01 per share (“Common Stock”), as of the close of business on March 1, 2013 (the “Record Date”) are entitled to one vote for each share held, except as described below. As of the Record Date, we had 352,567,905 shares of Common Stock issued. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary in order to constitute a quorum at the Annual Meeting. In the event there are not sufficient shares present for a quorum, or to approve or ratify any matter being presented at the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit the further solicitation of proxies.
In accordance with the provisions of our Certificate of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. Our Certificate of Incorporation authorizes the Board:

1.	to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and

2.	to require that any person who is reasonably believed to beneficially own stock in excess of the Limit provide information to enable the Board to implement and appropriately apply the Limit.

VOTING PROCEDURES AND METHOD OF COUNTING VOTES
Votes Required to Adopt Proposals
As to the election of directors, a stockholder may vote “FOR” the election of the six nominees proposed by the Board, or “WITHHOLD AUTHORITY” to vote for one or more of the proposed nominees. Under our Certificate of Incorporation and Bylaws, and as permitted under Delaware law, our directors are elected by a plurality of votes cast.
As to each of the other proposals on the agenda, a stockholder may vote FOR or AGAINST the proposal, or the stockholder may ABSTAIN from voting on the proposal. Under our Certificate of Incorporation and Bylaws and Delaware law, approval of each of these proposals requires a majority of the votes cast on the proposal.

Effect of Abstentions and Broker Non-Votes
Shares not present at the meeting and shares marked “withhold authority” will have no effect on the election of directors. For each of the other proposals, abstentions are not treated as votes cast and will have no effect on the outcome of the vote, although abstentions are counted towards establishing a quorum. Broker non-votes (shares held by brokers, banks and other nominees that do not have discretionary authority to vote on a matter and have not received voting instructions from their customers) will have no effect on the outcome of the vote, although they are counted towards establishing a quorum. If you are a beneficial holder and do not provide specific voting instructions to your broker, bank or other nominee, the organization that holds your shares will not be authorized to vote on the proposals (other than the ratification of KPMG LLP as our independent registered public accounting firm). Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting.
Registered Stockholders
If you are a registered stockholder as of the Record Date, you can vote your shares using any of the following options:

•
vote in person—If you are a stockholder of record and attend the Annual Meeting, you may vote in person at the meeting. If your shares of Common Stock are held in street name and you wish to vote in person at the meeting, you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of Common Stock of record;

•	by mail—if you received printed materials and would like to vote by mail, complete and sign the accompanying proxy card and return it in the postage-paid envelope provided;

•	by telephone—call 1-800-690-6903 and then follow the voice instructions. Please have your proxy card and your social security number or tax identification number available when you call; or

•
online—as prompted by the menu found at www.proxyvote.com; follow the instructions to obtain your records and submit an electronic ballot. Please have your Notice or proxy card and your social security number or tax identification number available when you access this voting site.

Shares Held in Street Name
If you have selected a broker, bank, or other intermediary to hold your shares of Common Stock rather than having the shares directly registered with our transfer agent, American Stock Transfer & Trust Company LLC (“AST”), you will receive instructions directly from your broker, bank, or other intermediary in order to vote your shares. Your brokerage firm may also provide the ability to vote your proxy by telephone or online. Please be advised that if you choose to not vote your proxy, your brokerage firm has the authority under applicable stock market rules to vote your shares “FOR” or “AGAINST” the ratification of KPMG LLP. Accordingly, we urge you to vote by following the instructions provided by your broker, bank, or other intermediary. Proxies solicited for the Annual Meeting will be returned to and tabulated by Broadridge Financial Solutions, Inc., the inspector of election designated by the Board.
If you plan to attend the Annual Meeting but are not a shareholder of record because you hold your shares in street name, please bring evidence of your beneficial ownership of your shares (e.g., a copy of a recent brokerage statement showing the shares) with you to the Annual Meeting. If you intend to vote in person and you own your shares in street name, you are required to bring with you to the meeting a legal proxy from your bank or broker.

REVOCATION OF PROXIES/VOTING OF SHARES
Stockholders retain the right to revoke their proxies or change their voting instructions in the manner described below. Unless so revoked, the shares represented by such proxies or voting instructions will be voted at the Annual Meeting and all adjournments or postponements of the Annual Meeting. Proxies solicited on behalf of the Board will be voted in accordance with the directions given on the proxy card or voting instructions. Where no instructions are indicated, validly executed proxies will be voted “FOR” the director nominees, “FOR” the approval of executive compensation and “FOR” the ratification of KPMG LLP.
Regardless of the voting method you use, you may revoke your proxy or change your voting instructions and cast a new vote at the Annual Meeting at any time before the polls close by:

•	Delivering a written notice of revocation to the Assistant Corporate Secretary at the address set forth in this proxy statement.

•	Properly submitting in person or electronically a later dated vote.

•	Attending the Annual Meeting and voting in person.

However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your broker or record holder in order to vote in person at the Annual Meeting or to revoke any prior voting instructions.

HOUSEHOLDING
If you and other residents at your mailing address own shares of Common Stock in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one Annual Report, Notice of Internet Availability of Proxy Materials, notice of annual meeting and/or proxy statement. This procedure, known as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of our Annual Report, Notice of Internet Availability of Proxy Materials, notice of annual meeting and/or proxy statement to your address for all residents that own shares of Common Stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our Annual Report, Notice of Internet Availability of Proxy Materials, notice of annual meeting and/or proxy statement, you may be able to request householding by contacting your broker, bank or other nominee. If you wish to request extra copies free of charge of our Annual Report or proxy statement, please send your request to Jason Benten, Investor Relations Analyst, First Niagara Financial Group, Inc., Larkin at Exchange, 726 Exchange Street, Suite 618, Buffalo, New York 14210; call the Company with your request at (716) 270-8636; or visit the Company's website at http://www.firstniagara.com.
ELECTRONIC ACCESS TO PROXY MATERIALS
This proxy statement and our 2012 Annual Report are available at https://materials.proxyvote.com/33582V. Instead of receiving copies of our future Annual Reports, proxy statements, proxy cards and, when applicable, Notices of Internet Availability of Proxy Materials, by mail, we encourage you to elect to receive an email that will provide electronic links to our proxy materials and also will give you an electronic link to the proxy voting site. Choosing to receive your future proxy materials online will save us the cost of producing and mailing the proxy materials or Notices of Internet Availability of Proxy Materials to you and help conserve natural resources. You may sign up for electronic delivery by visiting http://enroll.icsdelivery.com/FNFG. If you have agreed to electronic delivery of proxy materials, but wish to receive printed copies, please contact our Corporate Secretary or Investor Relations Analyst at the address provided above.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Persons and groups who beneficially own in excess of 5% of our Common Stock are required to file certain reports with the Company and Securities and Exchange Commission (“SEC”) regarding such ownership. The following table summarizes certain information regarding persons whose beneficial ownership is in excess of 5% based on reports filed with the SEC:

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership	Percent of Shares of Common Stock Outstanding
BlackRock, Inc. 40 East 52nd Street New York, NY 10022 (1)	28,368,040	8.05%
Janus Capital Management LLC 151 Detroit Street Denver, CO 80206 (2)	18,563,138	5.3%
The Vanguard Group 100 Vanguard Boulevard Malvern PA 19355 (3)	18,492,254	5.2%

(1)Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 1, 2013.
(2)Based on a Schedule 13G/A filed by Janus Capital Management LLC with the SEC on February 14, 2013.
(3)Based on a Schedule 13G filed by The Vanguard Group with the SEC on February 13, 2013.

SECURITIES OWNED BY DIRECTORS AND NAMED EXECUTIVE OFFICERS
The following table details, as of the Record Date, information concerning the beneficial ownership of our Common Stock by;

•	Each director.

•	Our principal executive officer, principal financial officer, and the three other most highly compensated executive officers in 2012 (collectively, “Named Executive Officers”).

•	All directors and executive officers as a group.
In general, beneficial ownership includes those shares that can be voted or transferred, including shares which may be acquired under stock options that are currently exercisable or become exercisable within 60 days.
Stock Ownership of Directors and Executive Management

Name	Position(s) Held in the Company	Common Stock						Preferred Stock
		Shares Owned Directly and Indirectly(1)	Options Exercisable Within 60 Days	Beneficial Ownership(2)		Percent of Class	Unvested Awards Included in Beneficial Ownership(2)	Shares Owned Directly	Percent of Class
Nominees
Roxanne J. Coady	Director	79,396	235,400	314,796		*	—	—	—
Carl A. Florio	Director	737,151	50,000	787,151		*	—	4,000	*
Carlton L. Highsmith	Director	45,448	34,078	79,526		*	—	—	—
John R. Koelmel	Director, President and CEO	379,167	717,186	1,096,353	(3)	*	103,207	—	—
George M. Philip	Director	52,329	33,060	85,389		*	—	4,000	*
Nathaniel D. Woodson	Director	198,454	235,400	433,854		*	—	—	—
Other Directors
Thomas E. Baker	Director	77,254	33,060	110,314		*	—	4,000	*
G. Thomas Bowers	Director, Chairman	127,750	24,500	152,250		*	—	—	—
Barbara S. Jeremiah (4)	Director	52,033	—	52,033		*	—	600	*
William H. (Tony) Jones (5)	Director	161,122	25,480	186,602		*	—	3,200	*
Peter B. Robinson	Director	31,605	—	31,605		*	—	—	—
Named Executive Officers who are Not Directors
Gregory W. Norwood	Chief Financial Officer	93,641	40,756	134,397		*	65,185	2,000	*
Daniel E. Cantara, III	Chief Banking Officer	160,602	214,086	374,688		*	46,781	—	—
Gary M. Crosby	Executive Vice President	93,583	117,631	211,214		*	68,914	—	—
Oliver H. Sommer	Executive Vice President	71,768	57,599	129,367		*	49,179	3,000	*

All Directors and Executive Officers (20 persons)				4,649,178	(6)	1.31%

* Less than 1%
(1)Unless otherwise indicated, each person effectively exercises sole, or shared with spouse, voting and dispositive power as to the shares reported.

(2)
Includes shares granted under the First Niagara Financial Group, Inc. 1999 Recognition and Retention Plan, the 2002 Long-Term Incentive Stock Benefit Plan, and the 2012 Equity Incentive Plan, which are subject to future vesting, but as to which voting may currently be directed.

(3)Mr. Koelmel has pledged 176,089 shares of Common Stock to secure a loan.
(4)Ms. Jeremiah is not standing for re-election and her service as a director concludes with the Annual Meeting.
(5)Mr. Jones' service as director concludes effective with the Annual Meeting.

(6)
Includes 15,018 shares of Common Stock allocated to the accounts of the Named Executive Officers under the First Niagara Financial Group, Inc. Employee Stock Ownership Plan (“ESOP”) and excludes the remaining 4,124,098 shares of Common Stock owned by the ESOP for the benefit of the employees. Under the terms of the ESOP, shares of Common Stock allocated to the account of employees are voted in accordance with the instructions of the respective employees. Unallocated shares are voted by the ESOP Trustee in the same proportion as the vote obtained from participants on allocated shares.

Section 16(a) Beneficial Ownership Reporting Compliance
The Company's Common Stock is registered with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934. Accordingly, our directors, executive officers and beneficial owners of more than 10% of our Common Stock are required to disclose beneficial ownership and changes in beneficial ownership on Forms 3, 4, and 5 which are filed with the SEC. At the present time, we have no knowledge of any individual, group, or entity with beneficial ownership of more than 10% of our outstanding Common Stock. In addition, based on our review of ownership reports for our directors and executive officers, we believe our directors and executive officers complied with the regulatory reporting requirements of Section 16(a) for the year ended December 31, 2012.
PROPOSAL I – ELECTION OF DIRECTORS
Our Board currently consists of eleven members. At the Annual Meeting, six directors will be elected to serve for a one-year period and until their respective successors have been duly elected and qualified. We are phasing in declassification of the Board as approved at our 2011 annual meeting of stockholders. The phase-in provides that the term of the directors who were elected at the 2011 annual meeting will expire at the 2014 annual meeting of stockholders, the term of the directors elected at the 2012 Annual Meeting is for one year, expiring at the 2013 annual meeting of stockholders and the term of the directors elected at this Annual Meeting of stockholders will be one year, expiring at the 2014 annual meeting of stockholders. As a result, all directors of the Company will be elected to one-year terms starting with the 2014 annual meeting of the Company’s stockholders.
The Board has nominated Roxanne J. Coady, Carl A. Florio, Carlton L. Highsmith, John R. Koelmel, George M. Philip and Nathaniel D. Woodson for election as directors, each of whom has agreed to serve if so elected for a term that expires in 2014. Please refer to the sections entitled “Nominees for Director” and “Stock Ownership of Directors and Named Executive Officers” for additional information regarding the nominees.
It is intended that the proxies solicited on behalf of the Board (other than proxies in which the vote is withheld as to the nominees) will be voted at the Annual Meeting for the election of the nominees. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board may recommend. At this time, the Board is not aware of any reason why any nominee would be unable to serve if elected. Except as indicated in this document, there are no arrangements or understandings between the nominees and any other person involved in the nomination and selection process.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED UNDER PROPOSAL I
The following includes a discussion of the business experience for the past five years for each of our nominees, directors, and Named Executive Officers as well as the qualifications that were the basis for the Board determining that each director or nominee should serve on the Company’s Board. The term of office noted for directors also includes the appointment to the Board of our subsidiary, First Niagara Bank, N.A.
Nominees for Director
ROXANNE J. COADY, 63, has been a director since April 2011. She was elected to the Board upon completion of the merger between the Company and NewAlliance Bancshares, Inc. where she served on the Audit Committee, as well as the Trust Committee which she chaired. She also chaired the Loan Committee, and served on the board of its predecessor, New Haven Savings Bank, since 1995. She is the founder, President and Chief Executive Officer of R.J. Julia Booksellers, Ltd. and the founder of an on-line retailer, JustTheRightBook.com. Ms. Coady is a former National Tax Director and Partner in BDO Seidman, Chairman of the Tax Division of the New York State Society of CPAs and Chair of the Partnership Committee Task Force of the American Institute of CPAs and has served as a Delegate for the White House Conference on Small Business. She is the founder and Chair of Read to Grow, a statewide literacy organization in Connecticut. Her business and community involvement also includes the Boards of the Connecticut Business and Industry Association, Governor’s Early Childhood Research and Policy Council, The Connecticut Council for Education Reform and the Kenyon Review. She provides expertise to the Board in the areas of accounting, risk management and tax legislation.

CARL A. FLORIO, 64, has been a director since January 2009. He has been the Vice Chairman of Paradigm Capital Management, Inc., an institutional money management firm since 2008 and Vice Chairman of CL King and Associates, an institutional fixed income equity trading and research group since 2008. He served as a senior executive of the Company upon completion of the merger between the Company and Hudson River Bancorp, Inc., from January 2005 to January 2008. Prior to that, he had been President and Chief Executive Officer of Hudson River Bancorp, Inc. beginning in 1995. He is currently a director of American Bio Medica Corporation, where he is a member of the Audit, Compensation and Executive Committees. As former Audit Chair of the Federal Home Loan Bank of New York, Mr. Florio brings valuable risk management experience. His service as President and Chief Executive Officer of Hudson River Bank & Trust Company gives him a deep knowledge of the Eastern New York sector of the Company’s business, and his prior executive positions with the Company provide first-hand knowledge of the Company and its personnel. He provides expertise to the Board in the areas of risk management, investment banking, and institutional stockholders.
NATHANIEL D. WOODSON, 71, has been a director since April 2011. He was elected to the Board upon completion of the merger between the Company and NewAlliance Bancshares, Inc., where he served on Compensation and Governance Committees, and chaired the Loan and Audit Committees at various times, and served on the board of its predecessor, New Haven Savings Bank since 2000. He is the former Chairman, President, and Chief Executive Officer of UIL Holdings Corporation and its subsidiary, United Illuminating Company. Previously, he was President of the Energy Systems Business Unit for Westinghouse Electric Corporation where he was responsible for the company’s global, commercial nuclear power generation activities. Mr. Woodson has served as Chairman of the Regional Leadership Council and the Regional Growth Partnership in the Greater New Haven area and was a member of the Advisory Committee on Investor Responsibility at Yale University and a Member of the Governor’s Council on Competitiveness and Technology. He was co-chair of the Governor’s Committee to redesign Connecticut’s Vo-Tech High Schools, and a member of the Board of C.U.R.E. and Yale New Haven Hospital. He provides expertise to the Board in the areas of risk management, finance, and management.
CARLTON L. HIGHSMITH, 61, has been a director since April 2011. He was elected to the Board upon completion of the merger between the Company and New Alliance Bancshares, Inc. where he served on the Compensation and Loan Committees of the Board since 2006. He founded, and was President and CEO of The Specialized Packaging Group based in Hamden, Connecticut. He grew his company to become one of North America’s largest independent paperboard packaging manufacturers. He merged his company with PaperWorks Industries in 2009 to form the third largest integrated recycled paperboard manufacturing company in North America, and assumed the role of Vice Chairman of the Board. Mr. Highsmith is a Trustee of Quinnipiac University, Chairman of Connecticut Center for Arts & Technology, a Director of Achievement First Charter School Management Organization, and Chairman of I Have a Dream, New Haven. He serves on the Federal Reserve Bank of Boston Community Development Advisory Council of New England and is a member of the Yale New Haven Hospital Board of Trustees, where he serves on the Finance and Budget Committee. He provides expertise to the Board in the areas of strategy and management.

JOHN R. KOELMEL, 60, has been a director since 2007. He was elected President and Chief Executive Officer in December 2006. Upon joining the Company in January 2004, he served as Executive Vice President and Chief Financial Officer. Mr. Koelmel spent the initial 26 years of his career at KPMG LLP ("KPMG"), where he served many banking and financial services clients, serving as Managing Partner of the Buffalo office and the firm’s Upstate New York Business Unit. As CEO of the Company, Mr. Koelmel provides the Board with unique insight into Company strategy, business planning, and operations. His professional experience, as well as his role in numerous professional and community organizations, give him deep familiarity with customers and the economic variables in all of the company's regions. Mr. Koelmel serves as chair of the Kaleida Health Board of Directors, the largest health care provider in Western New York. In 2012, he was nominated by Governor Cuomo to serve as Chair of the New York Power Authority Board of Trustees.
GEORGE M. PHILIP, 65, has been a director since 2007. He has served as the President of the University at Albany, State University of New York, from November 2007 to January 13, 2013, when he retired. He retired as Executive Director of the New York State Teachers’ Retirement System, one of the ten largest public retirement funds in the nation, where he worked from 1971 to 2007. Mr. Philip serves on the Board of Directors of US Airways Group, Inc., where he is the Chair of the Audit Committee and a member of the Corporate Governance and Nominating Committee, and the Research Foundation of the State University of New York, where he is the Chair of the Finance Committee and a member of the Investment Committee. He is a current or past member of numerous professional organizations and governing bodies involved in financial, educational and community activities. With his long service with the New York State Teachers’ Retirement System, Mr. Philip brings expertise in financial matters and risk management. His position at US Airways Group, Inc. provides additional large public company experience in a government regulated industry, and his numerous other nonpublic company board positions give him special understanding of the education, health care and technology sectors, which are all important constituencies in the Company’s strategic growth planning.

Continuing Directors—term to Expire 2014
THOMAS E. BAKER, 69, has been a director since 2007. He is currently a director of Computer Task Group Incorporated, a company which provides high value, industry specific information technology solutions and services, where he also serves as financial expert and Chair of the Audit Committee. He is a retired President of The John R. Oishei Foundation, the largest private foundation in Western New York, where he served from 1998 through 2006, and where he served on the Board until May 2012. Prior to that, he was with Price Waterhouse for 33 years, including 20 years as a partner and several years as Managing Partner of the Buffalo office. Mr. Baker brings highly desirable audit and risk management skills to the Board, having formerly served as the engagement partner for two commercial banks while he was with Price Waterhouse. His service on the Computer Task Group board brings additional audit committee experience. He is deeply familiar with the Company’s Western New York service territory, having served in high profile public service positions there, and possesses wide knowledge of its business community.
G. THOMAS BOWERS, 69, has been a director since 2003. He has been Chairman of the Board since October 2007. He was elected to the Board in January 2003 upon completion of the merger between the Company and Finger Lakes Bancorp, Inc. where he had been Chairman, President, and Chief Executive Officer from 1995 to 2003. He is the former President, Chief Executive Officer and Chairman of Ithaca Bancorp, Inc., and he is the former President and Chief Executive Officer of Columbia Banking Savings and Loan Association, a Federal savings and loan. He has served two terms on the Board of the Federal Home Loan Bank of New York and on the board of over twenty non-profit organizations. Mr. Bowers also served as Chairman of the Board of Catalyst Direct, a privately held company in Rochester, New York. Mr. Bowers offers experience as President and Chief Executive Officer of three different banks in upstate New York during his 40 year career in banking. His knowledge of the regulatory landscape, merger and acquisition activity, and principles of effective corporate governance demonstrate his experience necessary to serve as nonexecutive chairman of the board.
PETER B. ROBINSON, 64, has been a director since March 2011. He retired in 2010 from the Burger King Corporation, where he most recently served as Executive Vice President, with responsibility for Burger King’s global marketing and strategy functions. From 2006 to 2009 he was the Executive Vice President and President of Burger King’s Europe, Middle East and Africa business segment. Before joining Burger King, Mr. Robinson worked for General Mills, Inc. as President of Pillsbury, U.S.A. and Senior Vice President of General Mills, Inc. from 2001 to 2006, and earlier in his career he held positions of increasing responsibility at The Pillsbury Company, Pepsico, Kraft General Foods and Procter & Gamble. He is currently a director of Lumber Liquidators, Inc., a rapidly-growing supplier and retailer of hardwood flooring. As a Board member, Mr. Robinson brings larger public company experience, with skills in marketing, strategy and corporate governance.
Named Executive Officers who are not Directors
GREGORY W. NORWOOD, 56, is Senior Executive Vice President and Chief Financial Officer. He joined First Niagara in April 2011, and previously served as Chief Risk Officer of Ally Bank. He also served as a Senior Risk Officer for the parent company, Ally Financial, formerly known as GMAC Financial, Inc. Prior to joining Ally in 2009, Norwood served as Treasurer of Wachovia from July 2008, having served in various other senior treasury positions since joining Wachovia in 2005. From 2001 to 2005, he was Corporate Controller for Bank of America. Previously, he was a partner with KPMG, serving financial services clients including some of the nation's largest banks from the firm's New York and Charlotte, North Carolina offices. He started his career with KPMG in 1980 and was a Professional Accounting Fellow at the Securities and Exchange Commission from 1989 - 1991. Mr. Norwood earned his bachelor's degree in accounting from Northern Arizona University.
GARY M. CROSBY, 59, is Executive Vice President and Chief Administrative and Operations Officer. He has served in this capacity since July 2009. Before joining First Niagara, he had left the private sector in 2004 for full-time community service with the Buffalo City School District, the second largest in New York State, as Chief Financial Officer and Chief Operating Officer until 2009. From 1999 to 2003 he was a venture capital partner with Seed Capital Partners. From 1991 to 1999, he was a founding stockholder of ClientLogic Corporation, where he was Chief Financial and Operating Officer. Prior to this he held senior financial leadership positions in banking and manufacturing and was a CPA with KPMG. Crosby is a magna cum laude graduate of Canisius College.
DANIEL E. CANTARA III, 53, is Senior Executive Vice President and Chief Banking Officer. He is responsible for oversight and leadership of all First Niagara's customer facing businesses including Commercial Services, Consumer Finance and Retail Banking operations. He has led the Commercial Services Group since 2007, and its financial services businesses, including insurance, benefits consulting and wealth management since 2001, when he first joined the Company. Under his leadership, the Company's commercial lending business has established itself as a top regional franchise, with industry leading growth and performance. Prior to joining First Niagara, Cantara spent more than 20 years in public accounting, including eight with Price Waterhouse and 12 as the managing partner of a regional accounting firm he co-founded. He earned his bachelor's degree in accounting and a MBA from the State University of New York at Buffalo.
OLIVER H. SOMMER, 45, is Executive Vice President, Corporate Development. Mr. Sommer has helped lead First Niagara's Merger and Acquisition Strategy, Acquired-Bank Integration, internal project management and other strategic corporate initiatives. He joined First Niagara in April 2010. Prior to joining the Company, he served as a consultant to the Company as President of Aston Associates, which he had been with since 1996. In that capacity, he led Aston's advisory team that played an integral role in executing and integrating the First Niagara's expansion into Pennsylvania through two acquisitions, which doubled the bank's size to nearly $20 billion in assets, with nearly $14 billion in deposits and 255 branches in two states. Before his time at Aston, Mr. Sommer held various positions at CoreStates Bank in corporate and international banking, personal financial services, and investment management divisions. He has an MBA from the Fox School of Business at Temple University and a bachelor's degree from the Carroll School of Management at Boston College.

BOARD OF DIRECTORS
Board Independence
The Board has determined that, except for Mr. Koelmel, each member of the Board is an “independent director” within the meaning of the NASDAQ corporate governance listing standards and our corporate governance guidelines. Mr. Koelmel is not considered independent because he is an executive officer of the Company.
In its assessment of independence of the non-employee directors, the Board considered the mortgage loan made to Mr. Bowers by First Niagara Bank, N.A., the Company’s wholly owned subsidiary ("the Bank"). As discussed under “Transactions with Certain Related Persons,” this loan was made in the ordinary course of business on substantially the same terms and conditions as those prevailing at the time the loan was made for comparable loans.
Board Leadership Structure
The Board has been chaired by an independent director, rather than by the chief executive officer, since 2003. The current Chair is Mr. Bowers. The Board believes that this separation of roles enhances the Chair's leadership of the Board, which in turn oversees management, and enhances the chief executive officer's focus on managing Company operations. The Board believes, however, that the appropriate leadership structure should reflect a variety of factors, including the composition and dynamics of the board, with an emphasis on independence and experience of the directors.
The Role of the Board in Risk Oversight
The Board’s Risk and Audit Committees, each comprised entirely of independent directors, play key roles in the Board’s understanding, identification and management of risk. The Risk Committee assists the Board in fulfilling its oversight responsibilities with respect to corporate risk management, lending and credit related activities and trust activities. The Risk Committee meets at least three times a year. It is charged with:

•	Providing specific oversight of the Company’s enterprise risk management functions and reporting to the Board on its activities.

•	Overseeing the implementation of an effective process for managing the Company’s interest rate, liquidity and market risks.

•
Reviewing the Company’s risk-related capital plan and reviewing and providing guidance to the Board on significant financial policies and matters of corporate finance, including the Company’s dividend policy, share repurchase program, and the issuance or retirement of debt and other securities.

The Audit Committee, in the course of assisting the Board in fulfilling its financially related oversight responsibilities, reviews the annual risk-based audit plan. The Audit Committee has oversight responsibility with respect to the integrity of the Company’s financial reporting process and systems of internal controls regarding finance and accounting, as well as its financial statements.

Board Meetings and Committees
During 2012, the Board met eleven times. Each director attended at least 90% of the combined total number of meetings of the Board and Board Committees of which he or she was a member. Consistent with the Company’s corporate governance guidelines, the independent directors meet in executive session at each planned Board meeting. In addition, our corporate governance guidelines provide that all directors are expected to attend each Annual Meeting. All directors attended the Annual Meeting held on April 25, 2012, and we anticipate that all directors will attend the 2013 Annual Meeting.
The Board has five standing committees: Executive, Governance/Nominating, Audit, Compensation, and Risk. The Board has adopted written charters for each of the standing committees and they are available on our website at www.firstniagara.com.
Executive Committee
The Executive Committee’s primary responsibilities are to act on behalf of the Board between meetings, to handle administrative issues in order to allow for more efficient operations of the Board, as well as to provide advice and counsel to the CEO. The Executive Committee met two times during 2012.

Governance/Nominating Committee
The Governance/Nominating Committee is responsible for matters of corporate governance and matters relating to the practices, policies and procedures of the Board. The Governance/Nominating Committee identifies qualified individuals for Board membership, determines the size and composition of the Board and its committees, monitors the process of assessing the effectiveness of the Board and Board members, ensures appropriate plans for leadership succession and oversees the development and implementation of the Corporate Governance Guidelines. Our Governance/Nominating Committee is also responsible for the determination of director independence as defined by NASDAQ corporate governance listing standards and administration of the Board’s peer review evaluation. Each member of the Governance/Nominating Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards. The Governance/Nominating Committee met five times during 2012.
Audit Committee
The primary role of the Audit Committee is to assist the Board in fulfilling oversight responsibilities with respect to the integrity of our financial statements and other financial information provided to our stockholders and others. Our Audit Committee oversees the retention of our Independent Registered Public Accounting Firm, including oversight of the terms of the engagement, as well as their independence and objectivity. However, Audit Committee members are not acting as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the Independent Registered Public Accounting Firm. In addition, the Audit Committee monitors the performance of our internal audit function, internal controls over financial reporting and disclosure controls. The Audit Committee is empowered to retain independent legal counsel and other advisors as deemed necessary or appropriate to assist the committee in fulfilling its responsibilities.
Each member of the Audit Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards and under SEC Rule 10A-3, and the Board believes that Mr. Baker qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the SEC. The report of the Audit Committee is included elsewhere in this proxy statement. The Audit Committee met eighteen times during 2012.
Compensation Committee
The primary responsibilities of the Compensation Committee are to assist the Board in overseeing compensation and benefit plans for all employees and setting specific pay levels for directors and Named Executive Officers. The
Compensation Committee also administers and has discretionary authority over the issuance of equity awards under the Company's stock compensation plans. Five members of the Board serve on the Compensation
Committee, each of whom is independent by NASDAQ standards. The report of the Compensation Committee is included elsewhere in this proxy statement. The Compensation Committee met nine times during 2012.

Compensation Committee Interlocks and Insider Participation
The Compensation Committee is currently comprised of Ms. Jeremiah and Messrs. Bowers, Jones, Philip and Woodson. No member of the Compensation Committee is or has been an officer or employee of the Company. In addition, none of our executive officers serve as a member of the board of directors or compensation committee of any outside company that has an executive officer serving as a member of our Board.
Risk Committee
The primary responsibilities of the Risk Committee are to assist the Board in fulfilling its oversight responsibilities with respect to risk related matters of the Company, overseeing the Company’s lending policies and approving significant loans, as well as reviewing the trust operations for Bank. The Risk Committee met ten times during 2012. See above under the caption “The Role of the Board in Risk Oversight.”

Board Committee Membership
The following chart provides information about Board committee membership and the number of meetings that each committee held in 2012.

Name	Executive	Governance/ Nominating	Audit	Compensation	Risk
Chairman of the Board
G. Thomas Bowers	Chair	X		X
Directors
Thomas E. Baker	X		Chair
Roxanne J. Coady			X		X
Carl A. Florio					X
Carlton L. Highsmith		X	X
Barbara S. Jeremiah	X			Chair	X
William H. (Tony) Jones		Chair		X
George M. Philip				X
Peter B. Robinson		X			X
Nathaniel D. Woodson	X		X	X	Chair
Executive Officer
John R. Koelmel	X
Number of meetings in 2012	2	5	18	9	10

Director Compensation
Our primary goal is to provide competitive and reasonable compensation to non-executive directors in order to attract and retain qualified candidates to serve on our Board. Directors who are also officers of the Company are not eligible to receive board fees. In establishing compensation levels, we consult such resources as The National Association of Corporate Directors Director Compensation Report and receive analyses from the Compensation Committee’s independent consultant. We utilize a combination of cash and stock, with a focus on providing a significant portion of our compensation in the form of stock. Outside directors are subject to a minimum Common Stock ownership requirement. Each outside director is required to own $325,000 of our Common Stock, which is five times cash compensation.

Compensation
All retainer fees are paid in cash and are eligible for deferral under the Directors’ Deferred Fees Plan, as defined below. Set forth below is the fee schedule for non-executive directors for 2012 after the 2012 annual stockholders meeting:

Annual Retainer Fees (Cash Compensation)
Company and First Niagara Bank, N.A. combined:
Board Chair(1)	$104,000
Director	65,000
Committee Chair:
Audit	10,000
Compensation	7,000
Risk	7,500
Governance/Nominating	7,000
Executive	—
Value of Annual Restricted Stock Awards
Board Chair(1)	$104,000
Director	65,000

(1)The Board Chair receives a premium of 1.6x member compensation.
Stock Benefit Plans

In 2012, we granted restricted stock to each of our non-executive directors. The restricted stock vested at the end of the calendar year. Our plan documents provide for accelerated vesting of the restricted stock upon a director's retirement, death or disability, or upon a change in control of the Company.
Deferred Fees Plan
The Directors' Deferred Fees Plan (the “Deferred Fees Plan”) is a nonqualified compensation plan which allows directors to defer their annual cash retainer and elect to receive restricted stock units instead of annual restricted stock awards.  The cash deferrals are fully vested at all times and restricted stock units vest on the last day of the calendar year in which they are awarded.
Amounts credited to a deferred fee account may be invested in equity securities, including Common Stock, fixed income securities, or money market accounts. Restricted stock units and dividend equivalent units earned thereon are deemed invested in Common Stock. There are no preferential earnings on deferred amounts. Amounts credited to a director's account are payable in substantially equal annual installments, as selected by the director at the time of deferral.  Such payments commence, as selected by the director, on either the first day of the calendar year following cessation of Board service, or the later of the first day of the calendar year following cessation of Board service and the first day of a calendar year designated by the director on the deferral election form.
In the event a director dies before all payments have been made under the Deferred Fees Plan, the balance will be paid to the director's designated beneficiary on the terms that would have applied to payments to the director. If the death occurs before payments have commenced, then the amounts credited to a director's account will be paid to the director's beneficiary in a single lump sum or in substantially equal annual installments, as elected by the director at the time the deferral was made. Directors may also receive a whole or partial distribution in the event of an unforeseeable financial emergency.

2012 Total Director Fees
The table below sets forth the total compensation earned by non-executive directors who served on our Board during 2012.

Names	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Option Awards	All Other Compensation(3)	Total
Thomas E. Baker	$75,000	$65,800	$—	$5,507	$146,307
G. Thomas Bowers	104,000	105,288	—	7,188	216,476
Roxanne J. Coady	65,000	65,800	—	2,733	133,533
Carl A. Florio	65,000	65,800	—	1,605	132,405
Carlton L. Highsmith	65,000	65,800	—	1,605	132,405
Barbara S. Jeremiah	72,000	65,800	—	3,931	141,731
William H. (Tony) Jones	72,000	65,800	—	4,255	142,055
George M. Philip	65,000	65,800	—	1,840	132,640
Peter B. Robinson	65,000	65,800	—	1,605	132,405
Louise Woerner	21,667	65,800	—	70	87,537
Nathaniel D. Woodson	70,250	65,800	—	1,605	137,655
David M. Zebro	24,000	65,800	—	70	89,870

(1)
The amounts reflect the grant date fair value for awards granted on March 30, 2012 to all directors. Assumptions used in the calculation of these amounts are included in Note 15 to the Company’s audited financial statements for the year ended December 31, 2012, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2013.

(2)	The aggregate number of outstanding awards as of December 31, 2012 is as follows:

Names	Unvested Stock Awards	Options Exercisable	Options Unexercisable
Thomas E. Baker	—	33,060	—
G. Thomas Bowers	—	24,500	—
Roxanne J. Coady	—	235,400	—
Carl A. Florio	—	50,000	—
Carlton L. Highsmith	—	34,078	—
Barbara S. Jeremiah	—	—	—
William H. (Tony) Jones	—	25,480	—
George M. Philip	—	33,060	—
Peter B. Robinson	—	—	—
Nathaniel D. Woodson	—	235,400	—

(3)	Represents dividends received during 2012 on unvested restricted stock awards.
Board Nominations
We believe that each of our directors should possess the highest personal and professional ethics and be committed to representing the best interests of our stockholders. Through our governance processes, we seek a Board comprised of directors with:

•	Leadership experience and achievements that demonstrate an inquiring and independent mind and the ability to exercise good business judgment.

•	Knowledge and understanding of our organization, industry, and the markets and communities in which we operate.

•	Commitment to devote the time required to fulfill duties on the Board and its committees.

•	Independence, including absence of relationships or interests that would create a conflict with a director’s responsibilities to us and our stockholders.
The Governance Committee and our Board believe, and our Corporate Governance Guidelines provide, that Board membership should reflect diversity in a broad sense, including persons diverse in skills, background, gender and ethnicity. The Governance Committee also takes into account regulatory and NASDAQ listing requirements applicable to our Board and Committees, including “independence” requirements applicable to our Audit, Compensation and Governance Committees, the financial statement literacy requirement applicable to Audit Committee members and the requirement for an audit committee financial expert on the Audit Committee.
In making its recommendations as to nominees for election to our Board, our Governance Committee evaluates our current directors, taking into account their skills, experience and willingness to continue to serve on the Board. As part of its evaluation, the Governance Committee also reviews submissions by each director to the Chair of the Governance Committee containing the director’s self-assessment and view as to continuation of Board service. In making recommendations to the Board on nominees, the Governance Committee considers the benefits of continuity of service and those associated with new perspectives.
The Governance Committee also considers candidates submitted by stockholders and may engage a third party to assist in the identification of nominees. The Governance Committee has not adopted criteria for evaluating differently a candidate nominated by a stockholder versus by a director, member of management or other third party.
Procedures for the Consideration of Board Candidates Submitted by Stockholders
The Governance Committee has adopted procedures for the consideration of Board candidates submitted by stockholders. A stockholder may submit the names of candidates by writing to the Corporate Secretary, at First Niagara Financial Group, Inc., 726 Exchange Street, Suite 618, Buffalo, New York 14210. The submission must include the following information:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Governance/Nominating Committee.

•	The qualifications of the candidate and why this candidate is being proposed.

•
The name and address of the nominating stockholder as it appears on our stock ownership records, and number of shares of our Common Stock that are beneficially owned (if the stockholder is not a holder of record, appropriate evidence of stock ownership should be provided).

•
The name, address, and contact information for the nominated candidate, and the number of shares of our Common Stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stock ownership should be provided).

•	A statement of the candidate’s business and educational experience.

•	Such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A.

•	A statement detailing any relationship between the candidate and the Company and between the candidate and any customer, supplier or competitor of the Company.

•	Detailed information about any relationship or understanding between the proposing stockholder and the candidate.

•	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.
A nomination submitted by a stockholder for presentation at an Annual Meeting must comply with the timing, procedural and informational requirements in our Bylaws and as described in “Advance Notice of Business to Be Conducted at an Annual Meeting”.
Stockholder Communications with the Board
Stockholders who wish to communicate with our Board or with any director may write to the Chairman of the Board at First Niagara Financial Group, Inc., 726 Exchange Street, Suite 618, Buffalo, New York 14210. The letter should indicate that the writer is a stockholder, and if not a stockholder of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Chair will:

•	Forward the communication to the director(s) to whom it is addressed.

•	Handle the inquiry directly, for example, a request for information about the Company or a stock-related matter.

•	Not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal, or otherwise inappropriate.
At each Board meeting, the Chairman of the Board presents a summary of all communications received since the last meeting and makes those communications available to the directors.

Code of Conduct
We have adopted a general Code of Conduct that sets forth standards of ethical business conduct for all directors, officers, and employees of the Company. Additionally, we have adopted a Code of Conduct for senior financial officers that is in conformity with the requirements of the Sarbanes-Oxley Act of 2002 and the NASDAQ listing standards. Both documents, in addition to any amendments to or waivers from the Code of Conduct, are available on our website at www.firstniagara.com.
The Board has established a means for employees, customers, suppliers, stockholders, and other interested parties to submit confidential and anonymous reports of suspected or actual violations of our Code of Conduct relating, among other things:

•	Accounting practices, internal accounting controls, or auditing matters and procedures.

•	Theft or fraud of any amount.

•	Insider trading.

•	Performance and execution of contracts.

•	Conflicts of interest.

•	Violations of securities and antitrust laws.
Any employee, stockholder, or other interested party can submit a report to the Audit Committee either:

•	By calling a 24-hour, toll-free hotline: 1-877-874-8416.

•	By secure email at the following website: https://firstniagara.silentwhistle.com.
Transactions with Certain Related Persons
Federal laws and regulations generally require that all loans or extensions of credit that the Bank makes to executive officers and directors be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other features unfavorable to us. However, regulations also permit executive officers and directors to receive the same terms through loan programs that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees.
The schedule below sets forth the information with respect to the loans or extensions of credit in excess of $120,000 that the Bank has made to executive officers and directors as of December 31, 2012. All other credit extended to employees and directors is made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender. All of the loans are current, in compliance with their original contractual terms and were made in the ordinary course of business. Additionally, they do not involve more than the normal risk of repayment or collectability or contain other terms which may be unfavorable to the Bank. We do not regard any of the loans as potential problem loans.

Related person	Relationship	Credit extended during 2012	Maximum indebtedness during 2012(1)	Principal repaid during 2012	Amount Outstanding 12/31/2012	Interest paid during 2012	Interest payable during 2012
Bowers, G. Thomas	Director, Chairman	$—	$653,275	$44,748	$608,527	$21,006	$21,006
Koelmel, John R.	President and CEO	—	382,585	25,622	356,963	12,926	12,926
Norwood, Gregory	Chief Financial Officer	—	689,900	44,105	645,795	21,898	21,898
Cantara, Daniel	Chief Banking Officer	—	242,607	22,312	220,295	9,542	9,542
Crosby, Gary	Executive Vice President	—	405,484	7,670	397,814	16,582	16,582
Sommer, Oliver H.	Executive Vice President	720,000	720,000	—	720,000	6,804	6,804
TOTAL		$720,000	$3,093,851	$144,457	$2,949,394	$88,758	$88,758

(1)	All loans are residential mortgage loans.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. An exception to this general prohibition applicable to the Bank covers loans made by an FDIC-insured depository institution that is subject to the insider lending restrictions of the Federal Reserve Act. All loans that we have made to our directors and executive officers conform with the Federal Reserve Act and Regulation O.
Our Audit Committee Charter requires that the Audit Committee approve all related party transactions required to be disclosed under Item 404(a) of SEC Regulation S-K.
THE AUDIT COMMITTEE REPORT
As part of its activities for 2012, the Audit Committee has:

1.    Reviewed and discussed with management and KPMG LLP (“KPMG”) the Company's audited consolidated financial statements for the year ended December 31, 2012 and management's assessment of the effectiveness of internal controls over financial reporting as of December 31, 2012.

2.    Met regularly with our Chief Executive Officer, Chief Financial Officer, internal auditors and KPMG, both together and in separate executive sessions, to discuss the scope and the results of their respective examinations and overall quality of the Company's financial reporting and internal controls.

3.    Discussed with KPMG the required communications of Statement on Auditing Standards No. 61, Communication with Audit Committees.

4.    Received the written disclosures from KPMG required by Rule 3526, Communications with Audit Committees Concerning Independence, of the PCAOB and discussed with KPMG its independence from the Company.
5.    Pre-approved all audit, audit related and other services to be provided by KPMG.
6.    Reviewed and approved the Risk Based Internal Audit Plan.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and filed with the SEC. In addition, the Audit Committee appointed KPMG as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2013, subject to the ratification of this appointment by the stockholders.
The Audit Committee

Thomas E. Baker (Chair)	Roxanne J. Coady
Carl A. Florio	Carlton L. Highsmith

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis summarizes the objectives and elements of the Company's executive compensation program for the Named Executive Officers whose compensation is detailed in the Summary Compensation Table and other compensation tables contained in this proxy statement. The Named Executive Officers are the CEO, the CFO and the three most highly compensated officers (other than the CEO and CFO) at the end of 2012.

•	John R. Koelmel, President and Chief Executive Officer

•	Gregory W. Norwood, Chief Financial Officer

•	Daniel E. Cantara III, Chief Banking Officer

•	Gary M. Crosby, Executive Vice President and Chief Operating Officer

•	Oliver H. Sommer, Executive Vice President, Corporate Development

EXECUTIVE SUMMARY

2012 Business Highlights

In 2012, we reported non-GAAP operating earnings per share of $0.75, compared to $0.98 of non-GAAP operating earnings per share in 2011. Operating income was negatively impacted by several factors including: (1) our decision to sell $3.1 billion of mortgage-backed securities in the second quarter of 2012 and the resulting reduction in net interest income; (2) continued pressures on commercial and consumer loan pricing given the sustained level of historical low interest rates; (3) the impact of accelerated prepayments driven by the low interest rate environment on both our investment and loan portfolios; and, (4) the financial impact of our December 2011 capital raise to pre-fund the May 2012 purchase of deposits and loans in the HSBC branch transaction.

Further details regarding our performance can be found in our recently filed 2012 Form 10-K, including:

•	The successful completion of the HSBC acquisition and integration, including the divestiture of branches as required by the US Department of Justice.

•
An average increase of more than 10% (annualized) in Commercial loan balances which is attributed to our expanded services and traction in specialty lending, including healthcare and leasing. We also launched or significantly enhanced several new lending products: indirect automobile, credit cards and commercial real estate loan syndications.

•
An increase in Capital Markets revenue from $8 million in 2011 to $27 million in 2012 based on the current interest rate environment and strong sales efforts and integration with the Commercial Relationship Managers.

•
A provision for credit losses was $92 million in 2012, up from $58 million in 2011, reflecting continued growth in our commercial lending portfolios, offset by credit quality improvements in our commercial real estate portfolio and, to a lesser extent, in our home equity portfolio.

2012 Executive Compensation Highlights

2012 Executive Compensation Pay Adjustments

•	Aligned Named Executive Officers' compensation pay mix with competitive practice and focused on pay for performance through the following decisions:

◦	Approved no base salary increase for the CEO and 2.5% increases for all other Named Executive Officers;

◦	Maintained existing short-term incentive targets for the Named Executive Officers; and

◦
Increased long-term incentive targets to align with the Company's compensation peer group and the interests of stockholders. For addition information on the compensation peer group, please refer to the section titled “How We Make Compensation Decisions.”

Executive Compensation Program Review

•
Reviewed and modified the Executive Short-Term Incentive Plan to include a new performance metric, pre-tax pre-provision earnings per share growth performance relative to peers. The modified metric, and calculation approach, enabled a comparison of profitability not impacted by the current industry environment of large and unsustainable releases of allowance for credit losses.

•	As disclosed in the 2012 Annual Proxy Statement, the Company reviewed and updated the compensation peer group for use in determining 2012 compensation decisions.

•
Reviewed the Executive Severance Plan and Change in Control Agreements to ensure competitiveness and alignment with the Company's business strategy and the interests of stockholders.  No changes were made based on such review.

Compensation-Related Risk Assessment of Named Executive Officer Compensation

•
Improved risk assessment process by enhancing the Risk Assessment Working Group procedures that ensure short-term and long-term incentive plans do not encourage imprudent risk taking and are consistent with the safety and soundness of the Company.

•
Provided the Company the right under the 2012 Equity Incentive Plan to recoup compensation paid or payable by the Company at any time to the extent required by applicable law or as determined by the Company to be necessary in light of business circumstances or employee misconduct.

•
The Company's external auditors evaluated the accuracy of the Executive Short-term Incentive Plan calculation and the Compensation Committee reviewed and approved financial performance associated with payouts under the Executive Short-Term Incentive Plan.

Compensation Program Highlights
Below are highlights of the Company's compensation practices that provide a link to performance and stockholders' short-term and long-term interests:
What we do:

•
Pay for Performance: The majority of Named Executive Officer pay is not guaranteed. The Company sets clear financial and individual performance goals and differentiates based on individual contributions.

•
Balanced Scorecard Approach: The Company determines short-term incentive awards based on a review of a mix of performance metrics thereby reducing the risk associated with any single measure of performance.

•
“Double-Trigger” Change in Control Agreements: Aligns the interests of our Named Executive Officers with the interests of our stockholders without providing a severance benefit to executives who continue to be employed following a change-in-control transaction.

•	Limited Perquisites: The Company provides modest perquisites limited to automobile allowances and club membership fees.

•	Stock Ownership Guidelines and Holding Requirements: The Company utilizes robust ownership guidelines and holding requirements.

•	Independent Compensation Consultant: The Committee uses an independent compensation consulting firm which provides no other services to the Company.
What we don't do:

•	No option repricing (i.e., exchanging stock options that are no longer “in-the-money” for options that are currently “at-the-money”).

•	No dividends paid with respect to unvested performance-based shares.

•	No employment agreements.

•	No excise tax gross-ups on change in control benefits.
SAY ON PAY
Following the Company's Annual Meeting of Stockholders in April 2012, the Committee reviewed the results of the stockholder advisory vote on executive compensation with respect to 2011 compensation actions and decisions for the Named Executive Officer's. Almost ninety five percent (94.88%) of the votes cast on the proposal were voted in support of the compensation outlined in last year's proxy statement. After a comprehensive market review and in light of strong stockholder support, the Committee concluded that no changes were required.
COMPENSATION PHILOSOPHY AND OBJECTIVES
The philosophy underlying the Company's executive compensation program is to provide a competitive, performance-based, and risk appropriate compensation package that enables the Company to attract, motivate and retain the caliber of executive officers essential to deliver high performance to stockholders, customers and the communities in which the Company operates.

The following objectives support our executive compensation program:

•	Pay for Performance: A sizeable portion of compensation should be variable, dependent and directly linked to Company, individual and peer performance.

•	Managing Risk: Balance a desire for superior performance with safeguards so that compensation programs do not result in excessive risk taking that can threaten long-term value and stability.

•	Competitiveness: Total compensation should be competitive to attract, retain and motivate employees to maximize Company performance.

•
Stockholder Alignment: Align the interests of Named Executive Officers with the long-term interests of stockholders through stock-based compensation and performance metrics that drive stockholder value.

•
Balance: Fixed and variable compensation is appropriately weighted with a focus on providing rewards commensurate with the achievement of short-term and long-term financial goals and individual performance.

HOW WE MAKE COMPENSATION DECISIONS

The Role of the Compensation Committee
The primary responsibilities of the Compensation Committee are to assist the Board in overseeing compensation and benefit plans for all employees and setting specific pay levels for directors and Named Executive Officers. The Compensation Committee also administers and has discretionary authority over the issuance of equity awards under the Company's stock compensation plans. Five members of the Board serve on the Compensation Committee, each of whom is independent by NASDAQ standards. The Chairman of the Compensation Committee reports on Committee actions at meetings of the Board.
The Compensation Committee's duties include:

•	Formulating the compensation recommendations for the CEO and approving all compensation recommendations for the Named Executives Officers.

•	Reviewing and approving Company goals and objectives relevant to the compensation of the CEO.

•	Facilitating the annual CEO performance review process in light of these goals and objectives, with input from the Board.

•	Approving all compensation components provided to the CEO and reporting key actions to the Board.

•	Reviewing and approving all compensation components provided to Named Executive Officers taking into account the recommendation of the CEO.

The Committee is supported in its work by the Managing Director of Human Resources, Director of Compensation, staff as necessary, and an independent executive compensation consultant, as described below. The Compensation Committee Charter can be found on the Company's website at www.firstniagara.com.

The Role of Management
Although the Committee is ultimately responsible for the Named Executive Officers' compensation decisions, input from management is critical to ensuring that the Committee and its advisors have the data needed to make informed decisions. The following summarizes the role of management in helping the Committee discharge its responsibilities:

•
The CEO and the Managing Director of Human Resources suggest potential incentive performance metrics. The Committee approves the final goals and weights used for executive short-term and long-term performance awards.

•
The CEO provides an annual self-assessment of his performance to the Chairman of the Board who facilitates Board input and review at the end of each year. The Chairman of the Board is a member of the Committee and ensures Board feedback is shared with the Committee for the purposes of making informed compensation decisions.

•	The CEO presents the other Named Executive Officers' performance summaries and recommendations relating to their compensation to the Committee for their review and approval.
None of the Named Executive Officers has a role in determining his own compensation.

The Role of the Compensation Consultant
Frederic W. Cook & Co., Inc. (“FWC”), a nationally recognized consulting firm specializing in executive and board compensation, is the Committee's independent compensation consultant. FWC provides no services to the Company other than consulting services provided to assist the Committee in fulfilling its responsibilities. FWC regularly attends Committee meetings in person and in 2012 advised the Committee on key decisions and performed the specific services outlined below:

•	Provided a presentation on executive compensation trends and external developments.

•	Provided an annual competitive evaluation of total compensation for the Named Executive Officers, as well as overall compensation program share usage, dilution, and fair value expense.

•	Provided advice on CEO total compensation to the Committee at its January meeting, without prior review by the CEO.

•	Reviewed Committee agendas and supporting materials in advance of each meeting, and raised questions and issues with management and the Committee chair as appropriate.

•	Provided input on the CD&A and related compensation tables for the proxy statement.

•	Provided input on the Executive Severance Pay Plan and individual Change in Control Agreements for best practices and market competitiveness.

•	Provided input on the 2012 Executive Short-Term Incentive Plan and the 2012 Equity Incentive Plan for best practices and market competitiveness.

The Committee received a letter from FWC regarding its independence under the six factors to be considered for such purpose under NASDAQ rules, assessed the independence of FWC pursuant to such rules and concluded that FWC's work for the Committee does not raise any conflict of interest.

Compensation Peer Group Development

The Committee reviews annually the compensation practices of a select group of the Company's peers. The Committee uses the data derived from the compensation peer group as a reference point for evaluation of the Company's executive compensation program, practices and overall competitiveness of the compensation provided to the Named Executive Officers. The 2012 peer group was selected based on the criteria outlined below:

•	Company size and industry (one-half to two times asset size).

•	Statistical reliability (between 12 to 20 companies).

•	Executive talent sources (companies that we compete with for talent).

•	Competition for investor capital (companies that stockholders may consider as alternative investment opportunities).

•	Overall reasonableness.

The peer group consists of 14 regional banks from across the U.S. ranging from approximately $21 billion in assets to $89 billion in assets, with a median asset size of $35 billion, which is consistent with the Company's asset size. We removed five companies from the 2011 compensation peer group because they did not meet the selection criteria (Astoria Financial, Commerce Bancshares, Marshall & IIsley, TCF Financial and Webster Financial) and added two companies (KeyCorp and M&T Bank Corp).

2012 Compensation Peer Group:

Company	Total Assets in millions(1)
Associated Banc-Corp	$21,924
BOK Financial	$25,494
City National	$23,666
Comerica	$65,359
First Citizens Bancshares	$20,881
First Horizon National	$24,789
Hudson City Bancorp	$45,356
Huntington Bancshares	$54,451
KeyCorp	$88,785
M&T Bank	$77,924
New York Community Bancorp	$42,024
People's United Financial	$27,568
Synovus Financial	$27,163
Zions Bancorporation	$53,149

75th Percentile	$54,125
Median	$34,796
25th Percentile	$24,966
First Niagara Financial Group, Inc.	$32,811
Percent Rank	49%

(1) Data is as of December 31, 2011 and is provided by S&P Research Insights.

OVERVIEW OF COMPENSATION PROGRAM
A summary of the principal components of the executive compensation program and the purpose of each component are presented in the following table. Additional details are provided below this table.

Component	Key Characteristics	Link to Philosophy	Key Actions 2012
Base Salary	Fixed; reviewed annually.	To provide a competitive rate of pay based on level of performance, contribution and experience as well as relative position to the market.	Base salary increases range from 0-2.5%.
Short-Term Incentive Award	Variable; based on Company and individual performance.	To focus Named Executive Officers on profitable earnings, business fundamentals and individual contributions.	Approved 2012 financial performance at 57%; actual payouts ranged from 65-83% of target awards based on individual performance results for each Named Executive Officer.
Long-Term Incentive Award	Variable; based on Company performance.	To align interests of Named Executive Officers with stockholders and reward achievement of long-term performance goals.	No changes to vehicle mix. Assessed performance of 2010 performance-based awards at 0% due to 2010-2012 total shareholder return not attaining the threshold level.
Health Benefits	Fixed; Named Executive Officers participate in the same health plans as other employees.	To provide competitive levels of benefits that promote health and wellness.	No Changes.
Retirement Plan	Fixed; Named Executive Officers participate in the same retirement plans as other employees.	To provide competitive levels of benefits that promote financial security.	No Changes.
Perquisites	Fixed; limited to auto allowances and club fees. Gross-ups are not provided on perquisites.	To provide a business-related benefit to the Company, and to assist in attracting and retaining executive officers.	No Changes.
Post Employment Compensation	Fixed; Benefits provided under Executive Severance Pay Plan and Change in Control Agreements	To provide temporary levels of income following termination of employment, and in the case of a change in control, to provide management continuity.	Committee reviewed Severance Pay Plans and Change of Control Agreements; No Changes.

Base Salary
Base Salary is the primary fixed component of the executive compensation package provided to the Named Executive Officers, and is determined by considering the relative importance of the position, the competitive marketplace, and the individual's performance and contributions. Base salaries are reviewed annually.
Short-Term Incentive Program
At the 2012 Annual Meeting, the Executive Annual Incentive Plan and the Section 162(m) of the Internal Revenue Code performance formula were approved by stockholders. The annual incentive under the plan may not exceed 2% of net operating income for the CEO and 1% of net operating income for each of the other Named Executive Officers. The Committee has discretion to reduce the maximum incentive award allowable under the plan using such factors as it deems appropriate. The formula below established under the 2012 Executive Short-Term Incentive Plan is the primary formula used by the Committee in exercising its negative discretion:
Short-Term Incentive Target: Each Named Executive Officer has a target short-term incentive opportunity defined as a percentage of base salary. Incentive targets are designed to provide a competitive cash compensation opportunity generally aligned with the compensation peer group. As Company financial performance and individual performance exceed or fall short of the established goals, the actual amount of incentive paid will exceed or fall short of the target. The Committee reviews and approves annually the targets for each Named Executive Officer. The target percentage of base pay established for 2012 was 100% for Mr. Koelmel, 80% for Mr. Crosby and 70% for each of the other Named Executive Officers.
Payout Curves: Actual awards could range from 50% for achieving threshold expectations, 100% for achieving the target level and up to 200% for exceeding stretch goals, which represent superior performance. The Company does not pay short-term incentive awards for performance below threshold levels of achievement.
Weightings and Plan Measures: As outlined below, the 2012 weightings of performance measures were revised from 2011. The changes were intended to further focus the Company's financial performance measures on short-term earnings and to ensure alignment of the overall program to Company performance. In addition, the Company removed the earnings threshold hurdle based on our compensation consultant's competitive review of market practice and the program design in 2012:

Performance Measures	2011 Weighting	2012 Weighting
Company Financial Performance Measures	50%	70%
Team Performance(1)	15%	Combined with Company Measures
Individual Performance	35%	30%
(1) Prior-year team performance goals were primarily focused on balanced growth, fee income and efficiency measures and for 2012 they have been included in the Company financial performance measures.
Company Financial Performance Measures - 70% Overall Weight (1)

Measure	Weight	Definition
Focus on Operating Earnings per Share - Plan	30%	Core operating earnings per share compared to plan.
Focus on Operating Earnings per Share - Peer	30%	Operating pre-tax, pre-provision earnings per share versus compensation peer group median.
Increase Franchise Value - Plan	15%	Average checking deposits compared to plan.
Deploy Liquidity - Plan	25%	Growth in loans from December 2011 average to December 2012 average.
(1) The definitions for Company financial performance measures are provided in the section titled “2012 Compensation Decisions.”
Individual Performance Measures - 30% Overall Weight

Measures	Weight	Definition
Individual Performance	100%	Demonstration of business fundamentals; development of key talent; enhancement of Company culture; and overall organizational leadership.
Long-Term Incentive Program
The Company grants long-term incentive awards under the 2002 Long-Term Incentive Stock Benefit Plan and the 2012 Equity Incentive Plan to the Named Executive Officers to motivate achievement of sustained, long-term financial performance and to align the interests of the Named Executive Officers with those of our stockholders.

Target Award: Each Named Executive Officer has a target long-term incentive opportunity. Incentive targets are designed to provide a competitive long-term compensation opportunity generally aligned with the median of compensation peer group. As Company performance exceeds or falls short of our goals, the actual realized value of the incentive earned will exceed or fall short of the target award. The Committee reviews and approves the target awards annually. The target awards established for 2012 were $2,235,000 for Mr. Koelmel, $885,000 for Mr. Crosby and $600,000 for each of the other Named Executive Officers.

Long-Term Incentive Award Vehicles: The Company grants three forms of long-term incentive awards, stock options, performance-based restricted stock and time-based restricted stock as displayed in the table below:

Vehicle	Vesting	Rationale	Vehicle Mix
Stock Options	One-third vests per year	To provide value based solely on stock price appreciation.	25%
Performance-Based Restricted Stock	Vests at the conclusion of three-year performance period	To align long-term incentives to the achievement of Company total shareholder return.	25%
Time-Vested Restricted Stock	Vests on third anniversary	To increase stock ownership and retain the continued services of our key leadership talent.	50%

Performance-Based Restricted Stock: Performance-based restricted stock vests at the conclusion of the three-year performance period based on Company total shareholder return performance relative to an industry index, using the definitions set forth below:

•
Three-year Total Shareholder Return (TSR) reflects the annualized rate of return reflecting price appreciation plus reinvestment of dividends calculated as follows: (Ending stock price + dividends paid) / beginning stock price.

•
Industry Comparator Group reflects SNL Financial's Mid-Cap Bank Index (excluding OTCBB and Pink Sheets traded companies). Banks in this group include $1 billion to $5 billion total common market capitalization.

Award Determination for Performance-Based Restricted Stock:
Range of Payout Percentages

	Below Threshold	Threshold 35th percentile	Target 50th percentile	Stretch 75th percentile +
Relative 3-year TSR	0%	50%	100%	150%
Assuming a minimum threshold performance is achieved, 50% of target awards will be vested. Once threshold performance is achieved, actual awards will be interpolated between 50% - 150% of target to reward for incremental performance relative to the industry comparator group. The Company does not distribute performance-based restricted stock for performance below the threshold level of achievement. In addition, if TSR is negative, even if it is above the 35th percentile, the Company will not distribute stock in excess of the threshold level of achievement.

2012 Compensation Pay Mix at Target
The Named Executive Officers have a significant portion of their compensation weighted towards variable compensation (short-term and long-term incentives) under which actual amounts earned may vary from targeted amounts based on Company and individual performance. As shown in the charts below, 77% of the CEO and 66.3% of each of the other Named Executive Officer's total compensation is variable.

CEO	All Other Named Executive Officers

CEO Total Variable Compensation:	77.0%	CEO Total Variable Compensation:	66.3%
CEO Variable Compensation Aligned with Stockholders:	63.7%	CEO Variable Compensation Aligned with Stockholders:	52.1%
Note: Variable compensation aligned with stockholders is calculated as follows for the CEO:

% Allocated	Pay Mix Vehicle and Calculation
54%	100% of Long-Term Equity: stock options,13.5% + performance-based restricted stock, 13.5% + time-based restricted stock, 27%.
9.7%	Earnings per share (EPS) measure included in Short-Term Incentive Plan (STI): financial measures weighting is 70% x 60% EPS = 42% plan weighting. 42% plan weighting x 23% STI mix = 9.7% allocation.
63.7%	Total variable compensation aligned with stockholders.
Note: Variable compensation aligned with Stockholders is calculated as follows for the other Named Executive Officers:

% Allocated	Pay Mix Vehicle and Calculation
42%	100% of Long-Term Equity: stock options,10.5% + performance-based restricted stock, 10.5% + time-based restricted stock, 21%.
10.1%	Earnings per share (EPS) measure included in Short-Term Incentive Plan (STI): financial measures weighting is 70% x 60% EPS = 42% plan weighting. 42% plan weighting x 24% STI mix = 10.1% allocation.
52.1%	Total variable compensation aligned with stockholders.
Severance Benefits
The Company maintains an Executive Severance Plan for the Named Executive Officers in order to provide a competitive compensation package and some level of income following a termination of employment. The plan provides severance benefits for terminations of employment that are not in connection with a change in control. The Executive Severance Plan applies to terminations of employment for the Named Executive Officers (i) whose employment is involuntarily terminated by the Company for reasons other than for cause, (ii) who are required to move their principal place of employment more 100 miles from their current principal place of employment, or (iii) whose aggregate compensation is materially reduced. Further detail of the benefits provided under this plan to the Named Executive Officers are included in the narrative preceding the "Potential Payments upon Termination or Change in Control Table."
Change in Control Benefits

The Company maintains change in control agreements with each of the Named Executive Officers in order to ensure ongoing retention while considering potential takeovers that may create uncertainty about their employment. The agreements provide for “double-trigger” severance payments in the event of involuntary termination without cause or for resignation for good reason following a change in control. The relevant period under the agreements is within 12 months for termination without cause and no later than 14 months for resignation for good reason. The rationale for providing double-trigger payments is to provide security for the Named Executive Officers without providing an undue benefit to any executive who continues to be employed following a change in control. The change in control agreements also provide for a “best net” approach, whereby the payments are limited to the threshold amount under Section 280G of the Internal Revenue Code if the net benefit to the Named Executive Officer would otherwise be greater than receiving the full value and paying the excise tax. Further detail of the benefits provided under these agreements to the Named Executive Officers are included in the narrative preceding the "Potential Payments upon Termination or Change in Control Table."
401(k) Plan
All employees, including the Named Executive Officers, are eligible to participate in the Company's 401(k) plan. Under the plan, employees may make salary deferrals up to the maximum annual Internal Revenue Code limit. The Company contributes an amount to the plan equal to 100% of the first 4% of an employee's contributions plus 50% of an employee's contributions between 5% and 6%. Company contributions cannot exceed 5% of an employee's annual compensation as limited by Internal Revenue Code.
Employee Stock Ownership Plan (“ESOP”)
All employees, including the Named Executive Officers, are eligible to participate in the Company's ESOP. The ESOP holds shares of Common Stock that were purchased in connection with the 1998 initial public offering and 2003 second step offering. The purchases of these shares were funded by loans from the Company. Shares purchased by the ESOP are maintained in a suspense account and held for allocation among the participants. Loan payments are made annually through cash contributions, as well as dividends on allocated and unallocated shares held by the ESOP. As annual loan payments are made, shares are released from the suspense account and allocated to employee accounts.
2012 COMPENSATION DECISIONS
Base Salary: In determining base salary adjustments, the Committee considered the financial performance of the Company and the overall performance of each Named Executive Officer. While recognizing the need to pay competitively, the Committee determined that the CEO would receive no annual increase and the other Named Executive Officers would receive an increase of 2.5%.

Base Salary	John R. Koelmel	Gregory W. Norwood	Daniel E. Cantara III	Gary M. Crosby	Oliver H. Sommer
2011 Base salary	$955,000	$500,000	$500,000	$575,000	$500,000
2012 Base salary	$955,000	$512,500	$512,500	$589,375	$512,500

% change	0%	2.5%	2.5%	2.5%	2.5%
Short-Term Incentive Award Targets: In determining short-term incentive target adjustments, the Committee concluded that no changes were required to the short-term incentive award targets as the current targets were generally competitive with the compensation practices of the compensation peer group.
2012 Executive Short-Term Incentive Plan Results: The Committee reviewed the Company's performance against the established financial metrics and individual performance objectives in January 2013. Financial performance represents 70% of each Named Executive Officer's short-term incentive award opportunity. The Committee approved an overall Company financial performance factor of 57% based on the following financial metrics and year-end results:

Measure	Weight	Threshold	Target	Stretch	Actual Results	Performance Results
Focus on Operating Earnings per Share – Plan(1)	30%	$0.86	$0.96	$1.06	$0.76	0%
Achieve Plan Core Operating EPS
Focus on Operating Earnings per Share – Peer(2)	30%	6.90%	7.67%	8.44%	-12.45%	0%
Core Operating Pre-tax, Pre-provision per share growth v. Peer median
Increase Franchise Value – Plan(3)	15%	$6.82	$7.58	$8.34	$7.93	22%
Achieve Checking Deposits Growth ($B)
Deploy Liquidity - Plan(4)	25%	$2.66	$3.13	$3.60	$3.32	35%
Achieve Non-Residential Mortgage Loan Growth ($B)
Overall Company Scorecard Performance						57%

(1)
Computed by dividing operating net income by weighted average diluted shares outstanding. Operating net income is a non-GAAP measure that is computed by adjusting GAAP net income of $168.4 million by the following amounts: add back pre-tax additional premium amortization on securities portfolio of $24.6 million, pre-tax merger and acquisition integration expenses of $177.5 million, and pre-tax restructuring charges of $6.5 million, and subtract pre-tax gain on securities portfolio repositioning of $21.2 million. Additionally, subtract the income tax impact on these items of $64.2 million. Our EPS on a net operating basis, which is computed using the same operating net income as this measure, was $0.75 cents. Our operating EPS on a net operating basis is computed using the “two class” method and therefore differs from the scorecard measure.

(2)
Computed by dividing operating pre-tax, pre-provision net income by weighted average diluted shares outstanding. Pre-tax pre-provision operating net income is a non-GAAP measure and is computed by adjusting GAAP net income of $168.4 million the following amounts: add back pre-tax provision for credit losses of $92.3 million, pre-tax additional premium amortization on securities portfolio of $24.6 million, pre-tax merger and acquisition integration expenses of $177.5 million, and pre-tax restructuring charges of $6.5 million and subtract pre-tax gain on securities portfolio repositioning of $21.2 million.

(3)
Computed using monthly average checking deposit balances for December 2012. Checking deposits include retail and business checking; savings, escrow, municipal, certificates of deposit and money market deposits are excluded.

(4)
Computed using the monthly average non-residential mortgage loan balances of $15.7 million for December 2012 and $12.4 million for December 2011. Loans exclude the allowance for loan losses, loans held for sale, and residential mortgages (but includes home equity).

2012 Short-Term Incentive Award Decisions: In January 2013, the Committee reviewed the Company's 2012 financial results relative to the financial performance goals associated with the short-term incentive plan and the individual performance of each of the Named Executive Officers relative to their individual performance goals. The Committee considered feedback regarding individual performance from the CEO on the other Named Executive Officers. Although the Committee has the ability to exercise discretion in order to adjust the final incentive awards downward, the Committee did not exercise discretion in determining the 2012 awards. Rather, the awards were determined based on the Company performance results and individual performance results as outlined below:

Name	Base Salary	Target % of Base Salary	Financial Performance Results	Individual Performance Results	Combined Factor	Range of Payments at Target	Actual Payment
John R. Koelmel	$955,000	100%	57%	90%	67%	$0 - $1,910,000	$638,895
Gregory W. Norwood	$512,500	70%	57%	90%	67%	$0 - $717,500	$240,000
Daniel E. Cantara III	$512,500	70%	57%	145%	83%	$0 - $717,500	$299,200
Gary M. Crosby	$589,375	80%	57%	90%	67%	$0 - $943,000	$315,400
Oliver H. Sommer	$512,500	70%	57%	85%	65%	$0 - $717,500	$234,600

Long-Term Incentive Award Targets: In determining long-term incentive adjustments, the Committee considered the compensation practices of the compensation peer group. They concluded that the long-term incentive grant levels as they related to the Named Executive Officers were considerably below the long-term incentive grant practices of the compensation peer group. The Committee considered the following objectives when adjusting the 2012 targets:

•	Bridge a portion of the significant gap in external market competitive pay practices.

•	Create a stronger link between the Company's performance and each Named Executive Officer's realized pay.

•	Increase share ownership of the Named Executive Officers.

•	Maintain internal pay equity among the Named Executive Officers.

Based on an evaluation of these goals, the Committee increased each Named Executive Officer's long-term incentive award target by approximately one-third.

Long-term Incentive	John R. Koelmel	Gregory W. Norwood	Daniel E. Cantara III	Gary M. Crosby	Oliver H. Sommer
2011 Target	$1,671,250	$450,000	$450,000	$661,250	$450,000
2012 Target	$2,235,000	$600,000	$600,000	$885,000	$600,000

% Change	33.7%	33.3%	33.3%	33.8%	33.3%
2010-2012 Performance-Based Restricted Stock Awards: The Company's 3-year performance results against the SNL Financial's Mid-Cap Bank Index were calculated in February 2013. The Committee reviewed and approved the Company's 3-year performance below the 35th percentile. As a result, the 2010 performance-based restricted stock awards did not distribute.

2013 Plan Designs and Considerations

The 2013 Short-Term Incentive Plan will include financial corporate goals such as earnings per share, operational excellence (expense management), fee income, strong credit management and balance sheet rotation. The financial goals will be weighted 70% and key strategic individual goals for each Named Executive Officer will be weighted 30%. In addition, the Committee approved no changes to the compensation peer group for 2013 compensation decisions.

The 2013 Long-term Incentive Plan will include a mix of stock options, performance-based restricted stock, and time-vested restricted stock.
CEO REALIZABLE PAY VERSUS TARGET PAY
Over the past three years, the realizable value of variable compensation (short-term and long-term incentives) has been less than the target value of variable compensation primarily due to declines in the Company's stock price and total shareholder return results that were less than our industry peers.  For example, for year 2011 realizable pay is projected to be about 56% of target pay and 2012 realizable pay is projected to be about 60% of target pay.
The following graph illustrates the CEO's 2010, 2011 and 2012 target and realizable pay.

Target Pay = includes annualized base salary, target short-term incentive award, and the target value of the long-term incentive award for 2010, 2011 and 2012.

Realizable Pay = includes annualized base salary, actual short-term incentive compensation paid, the “in-the-money” value of stock options, the fair market value of time-vested restricted stock awards and Performance-Based Restricted Stock awards for 2010, 2011 and 2012. All equity awards have been valued using $7.93, the closing stock price of Company common stock on December 31, 2012. The performance-based restricted stock component, which comprises 25% of the long-term incentive awards, was valued at $0 because the 2012 year-end projection of total shareholder return versus peers would result in performance below threshold. All stock options were valued at $0 because they would all be underwater with a $7.93 stock price.

COMPENSATION POLICIES
Ownership Guidelines and Holding Requirements Policy
The Company believes that each of the Named Executive Officers should own a significant amount of Company stock and that each Named Executive Officer should also hold a significant portion of equity compensation granted under our compensatory plans. The specific guidelines are outlined below:

	Holding Requirements (% of Net Shares)	Ownership Requirements (Multiple of Base Salary)
CEO	75%	5X
Tier I Executive (1)	75%	3X
Tier II Executive (2)	50%	2X
(1) Tier I Executives defined as the direct reports to the CEO and includes all of the Named Executive Officers.
(2) Tier II Executives defined as all Grade 12 Executives and Section 16 Officers that are not in Tier I.
Below is a summary of the shares that qualify for the ownership requirements described above:

•	Shares directly owned (e.g., shares vested / exercised pursuant to a compensation award, shares purchased or acquired through a dividend reinvestment).

•	Shares subject to vesting requirements (e.g., restricted stock awards, restricted stock units and dividend equivalent units).

•	Shares owned by immediate members of the participant's family.

•	Shares held as part of the Company's 401(k) plan or ESOP.
Named Executive Officers are expected to hold 75% of any shares received through compensatory equity based grants (net of taxes) until they satisfy the ownership requirements. Once a Named Executive Officer achieves the ownership requirement, he is no longer restricted by the holding requirement provided his total stock ownership level does not fall below the ownership guidelines. If he falls below the ownership requirement, he must hold 75% of shares until the ownership requirement is met again. The Committee monitors ownership levels and compliance on an annual basis. As of December 31, 2012, each of the Named Executive Officers had met the holding requirements but had not yet reached the ownership requirements.
Impact of Tax Policies
Deductibility of Executive Compensation
The Committee reviews and considers the deductibility of the Company's executive compensation programs under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1 million paid to a Named Executive Officer (other than our CFO) unless it qualifies as performance-based compensation. In 2012, the Committee structured the compensation offered to the Named Executive Officers with a view to maximizing the tax deductibility for the Company of such compensation.
Awards made under our stockholder-approved plans are intended to be eligible for the performance-based compensation exception under Section 162(m). However, the Committee believes that circumstances exist where providing compensation that is not fully deductible for tax purposes may be necessary to achieve the Company's compensation objectives and may be in the best interests of stockholders. The Committee does not represent that all of the compensation of the Named Executive Officers will be fully deductible for federal income tax purposes.
THE COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
The Compensation Committee

G. Thomas Bowers	William H. (Tony) Jones
George M. Philip	Nathaniel D. Woodson
Barbara Jeremiah (Chair)

Review of Compensation Related Risk
Risks associated with the Company's executive compensation program and all other short-term and long-term incentive plans are monitored on an on-going basis in order to comply with the SEC's rules relating to compensation risk disclosure and the OCC's Interagency Guidelines.
In 2012, management conducted a review of the Company's compensation programs in order to assess the risks arising directly from compensation programs, compensation policies and practices. Management presented the risk assessment results to the Compensation Committee.
The risk assessment included:

•	Review of design features associated with compensation plans.

•	Process to determine compensation pools and awards.

•	Analysis of plan features that could encourage or mitigate risk.

The purpose of the risk assessment is to ensure the Company's short-term and long-term incentive plans do not encourage imprudent risk taking and are consistent with the safety and soundness of the organization by following three key principles:

•	Provide employees incentives that appropriately balance risk and reward.

•	Be compatible with effective controls and risk management.

•	Be supported by strong corporate governance, including active and effective oversight by the Company's Board of Directors.

Highlights of the risk assessment results include the following:

•	Short-term and long-term incentive plans are well-aligned with sound compensation design principles.

•	Plans require minimum threshold levels of performance prior to funding.

•	Maximum awards are paid only for achieving superior performance.

•	Financial performance measures associated with payouts under the short-term and long-term incentive plans are certified by Committee.

•	Incentive and commission payments require approval from senior management.

•	Compensation plans allow for discretionary adjustments to the ultimate outcomes, which serve to mitigate risk-taking.

•	Long-term incentive awards incorporate multi-year vesting schedules and clearly defined stock ownership guidelines.

•	2012 Equity Incentive Plan provides the Company the right to recoup compensation paid or payable.

•	Significant portion of incentive compensation is delivered in stock, encouraging focus by employees on the long-term impact of their decisions.

The results of our risk assessment indicate that the Company's compensation programs do not promote unnecessary risk-taking or encourage the manipulation of reported earnings. The Committee agreed with the conclusion that the compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

SUMMARY COMPENSATION TABLE
The following table provides, for the years ended December 31, 2012, December 31, 2011 and December 31, 2010, the total compensation paid or earned by each of the Named Executive Officers. The table reflects the total compensation paid or earned beginning in the later of the fiscal year ended December 31, 2010 or the year the employee first became a Named Executive Officer. Additional information on the total compensation package provided to the Named Executive Officers can be found in the “Compensation Discussion and Analysis.”

Name and Principal Position	Year Ended 12/31	Salary ($)		Bonus ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
John R. Koelmel President and CEO	2012	955,000		—	1,570,981	567,925	638,895	42,433	3,775,234
	2011	942,885		—	1,253,439	417,812	573,000	58,781	3,245,917
	2010	832,692		—	322,111	425,005	1,498,000	53,519	3,131,327
Gregory W. Norwood Chief Financial Officer	2012	511,058		—	422,682	152,807	240,000	92,070	1,418,617
	2011	355,769	(1)	—	737,506	112,500	385,000	219,706	1,810,481
Daniel E. Cantara III Chief Banking Officer	2012	511,058		—	422,682	152,807	299,200	46,743	1,432,490
	2011	488,462		—	337,497	112,505	500,500	58,864	1,497,828
	2010	388,077		—	90,953	120,006	402,000	61,557	1,062,593
Gary M. Crosby Executive Vice President	2012	587,716		—	623,451	225,385	315,400	36,768	1,788,720
	2011	557,692		—	495,933	165,313	538,200	44,733	1,801,871
	2010	416,346		—	104,678	138,122	487,000	33,738	1,179,884
Oliver H. Sommer Executive Vice President	2012	511,058		—	422,682	152,807	234,600	319,437	1,640,584
	2011	488,462		—	337,497	112,505	360,500	37,760	1,336,724
	2010	261,539	(2)	100,000	99,997	99,999	338,000	22,174	921,709

(1)	Mr. Norwood’s annual base salary as of December 31, 2011 was $500,000. The amount reflected represents the base salary earned from April 4, 2011, his hire date, through December 31, 2011.

(2)	Mr. Sommer’s annual base salary as of December 31, 2010 was $400,000. The amount reflected represents the base salary earned from April 30, 2010, his hire date, through December 31, 2010.

(3)
The amounts shown in this column represents the full grant date value of stock awards (time-based and performance-based restricted stock awards) granted during each year. The amounts in this column have been calculated in accordance with FASB ASC Topic 718. In accordance with SEC rules, any estimate for forfeitures is excluded from, and does not reduce, such amounts. For additional information on the valuation assumptions used with respect to stock awards, see Note 15 of the Company’s audited financial statements for the years ended December 31, 2012, 2011 and 2010, respectively, which were included in the Company’s Annual Reports on Form 10-K filed with the SEC on February 25, 2013, February 28. 2012 and March 1, 2011, respectively. Performance-based restricted stock awards are valued based on the probable outcome of performance conditions to which these awards were subject, determined at the time of grant (assumed to be target). Amounts payable under these awards will be determined based on the actual results based on pre-established performance conditions and can range from 0 to 150% of the target level.

(4)
The amounts shown in this column represents the full grant date fair value of stock option awards granted during each year. The amounts in this column have been calculated in accordance with FASB ASC Topic 718. In accordance with SEC rules, any estimate for forfeitures is excluded from, and does not reduce, such amounts. For additional information on the valuation assumptions used with respect to stock option awards, see Note 15 to the Company’s audited financial statements for the years ended December 31, 2012, 2011 and 2010, respectively, which were included in the Company’s Annual Reports on Form 10-K filed with the SEC on February 25, 2013, February 28. 2012 and March 1, 2011, respectively.

(5)
The amounts shown in this column represent the annual cash incentives awarded under the Company’s Executive Short-Term Incentive Plan for services rendered in 2012, 2011 and 2010, respectively. Awards are reported for the year in which they are earned, regardless of the year in which they are paid. The 2012, 2011 and 2010 annual cash incentive awards were fully paid in cash in February of 2013, 2012 and 2011, respectively.

(6)The details of “All Other Compensation” for 2012 are:

Name	401(k) ($)(1)	ESOP allocation ($)(2)	Club Dues ($)	Auto Allowance Expense ($)	Relocation Expenses ($)(3)	Total All Other Compensation ($)
John R. Koelmel	12,500	1,858	17,275	10,800	—	42,433
Gregory W. Norwood	12,500	936	11,351	12,000	55,283	92,070
Daniel E. Cantara III	12,500	2,379	19,864	12,000	—	46,743
Gary M. Crosby	12,500	1,063	11,205	12,000	—	36,768
Oliver H. Sommer	12,500	989	—	12,000	293,948	319,437

(1)	The amounts shown in this column represent Company contributions under the 401(k) Plan.

(2)
The amounts shown in this column represent the total ESOP shares allocated in 2012. The value of the shares was determined using $7.93 per share, the closing price per share of Company stock on December 31, 2012.

(3)
To induce Messrs. Norwood and Sommer to accept employment offers with the Company, both Named Executive Officers were provided relocation benefits pursuant to the Company’s relocation policy. The amount shown in this column for Mr. Norwood is a tax gross-up payment to offset the tax liabilities associated with relocation expenses reimbursed to Mr. Norwood in 2011. The amount shown in this column for Mr. Sommer is comprised of $160,877 for the expenses associated with relocating his principal residence to New York State and a tax gross-up payment of $133,071 to offset the tax liabilities associated with these expenses.

GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning target short-term incentive awards provided under the Company's Executive Annual Incentive Plan and grants of long-term incentive awards provided under the Company's 2002 Long-Term Incentive Stock Benefit Plan and 2012 Equity Incentive Plan to each of the Named Executive Officers during 2012. The actual short-term incentive award paid to each of the Named Executive Officers can be found in the “Non-Equity Incentive Plan Compensation” column in the "Summary Compensation Table." Additional information on the grants of plan based awards provided to each of the Named Executive Officers can be found in the “Compensation Discussion and Analysis.”

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Share Payouts Under Equity Incentive Plan Awards ($)(2)			All Other Stock Awards: Number of Shares of Stock(#)(3)	All Other Option Awards: Number of Shares of Underlying Options(#)(4)	Per Share Exercise of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards($)(5)
		Threshold	Target	Maximum	Threshold	Target	Maximum
John R. Koelmel(6)	—	477,500	955,000	1,910,000							—
	3/30/2012								208,413	9.84	567,925
	4/27/2012				28,679	57,357	86,036				523,670
	4/27/2012							114,711			1,047,311
Gregory W. Norwood	—	179,375	358,750	717,500							—
	3/30/2012								56,076	9.84	152,807
	4/27/2012				7,716	15,432	23,148				140,894
	4/27/2012							30,864			281,788
Daniel E. Cantara, III	—	179,375	358,750	717,500							—
	3/30/2012								56,076	9.84	152,807
	4/27/2012				7,716	15,432	23,148				140,894
	4/27/2012							30,864			281,788
Gary M. Crosby	—	235,750	471,500	943,000							—
	3/30/2012								82,710	9.84	225,385
	4/27/2012				11,381	22,761	34,142				207,808
	4/27/2012							45,525			415,643
Oliver H. Sommer	—	179,375	358,750	717,500							—
	3/30/2012								56,076	9.84	152,807
	4/27/2012				7,716	15,432	23,148				140,894
	4/27/2012							30,864			281,788

(1)
The amounts shown in these columns represent the threshold, target and maximum awards payable to the Named Executive Officers under the Company’s Executive Annual Incentive Plan. The amounts shown under threshold represent the value of the award payable should the calculated results of the financial performance measures equal 50% of established financial targets. No award would be payable in the event that the calculated results of the financial performance measures is below 50%. The amounts shown under maximum are 200% of target and represent the maximum amount payable. The actual amount of these awards is disclosed in the Non-Equity Incentive Plan column of the "Summary Compensation Table."

(2)
The amounts shown in these columns represent the threshold, target and maximum number of performance-based restricted stock that would vest and become distributable to the Named Executive Officers under the Company’s 2012 Equity Incentive Plan provided that a three-year peer relative total shareholder return performance condition is met. The amounts shown under threshold represent the number of shares distributable should the Company's three year total shareholder return equal the 35th percentile of the established peer group or if total shareholder return were negative. No shares would be distributable in the event that the Company's three year total shareholder return was less than the 35th percentile. The amounts shown under maximum are 150% of target and represent the maximum number of shares distributable. The awards are subject to a three year performance period that commenced on January 1, 2012 and will end on December 31, 2014. The number of shares for each grant was determined using $9.72, the 30-day average closing price per share of Company stock from February 29, 2012 through March 29, 2012.

(3)
The amounts shown in this column reflect the number of time-based restricted stock granted under the Company’s 2012 Equity Incentive Plan. These awards vest in full on April 27, 2015, the third anniversary of the grant date. The number of shares for each grant was determined using $9.72, the 30-day average closing price per share of Company stock from February 29, 2012 through March 29, 2012.

(4)
The amounts shown in this column reflect the number of stock options granted pursuant to the Company’s 2002 Long-Term Incentive Stock Benefit Plan. These awards vest one-third per year on each anniversary of the grant date and have an exercise price equal to the fair market value of a share of Company stock on the grant date. The value of each stock option award was determined using a Black-Scholes Pricing Model valuation of $2.675, based on $9.72, the 30-day average closing price per share of Company stock from February 29, 2012 through March 29, 2012. The value was not reduced to reflect estimated forfeitures during the period. The actual grant date fair value established for each stock option award was $2.725, based on $9.84, the closing price per share of Company stock on March 30, 2013.

(5)
The amounts shown in this column reflect the grant date value of all awards. The amounts shown for performance-based restricted stock awards assume a target payout level. All stock awards are valued using $9.13, the closing price per share of Company stock on date of grant.

(6)	Mr. Koelmel met the definition of retirement under the Company's long-term incentive plans in 2012, and as a result he is fully vested in the 2012 long-term incentive award grant.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2012

The following table provides information on each of the Named Executive Officer's outstanding equity awards as of December 31, 2012. The equity awards reported in the Option Awards columns consist of non-qualified stock options. The equity awards reported in the Stock Awards columns consist of performance-based restricted stock and time-based restricted stock awards. The value of equity awards outstanding is calculated using a market value of $7.93, the closing price per share of Company stock on December 31, 2012. All numbers have been rounded to the nearest whole dollar or share.

		Option Awards(1)				Stock Awards
Name	Stock Option Award Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
John R. Koelmel(6)	1/12/2004	30,000	—	14.95	1/12/2014	11/1/2010	14,715	116,690	—	—
	5/4/2004	13,700	—	12.87	5/4/2014	1/24/2011	41,343	327,850	29,557	234,387
	5/3/2005	35,200	—	12.91	5/3/2015	4/27/2012	61,864	490,582	57,357	454,841
	9/8/2006	21,800	—	14.83	9/8/2016
	2/20/2007	100,000	—	14.70	2/20/2017
	2/20/2007	46,500	—	14.70	1/31/2017
	1/28/2008	125,067	—	12.02	1/28/2018
	1/27/2009	89,109	—	13.25	1/27/2019
	1/25/2010	72,630	36,315	14.44	1/25/2020
	1/24/2011	38,697	77,394	13.79	1/24/2021
	3/30/2012	—	208,413	9.84	3/30/2022
Gregory W. Norwood	4/4/2011	11,032	22,064	13.84	4/4/2021	4/4/2011	34,321	272,166	8,129	64,463
	3/30/2012	—	56,076	9.84	3/30/2022	4/27/2012	30,864	244,752	15,432	122,376
Daniel E. Cantara, III	5/21/2003	9,800	—	13.28	5/21/2013	11/1/2010	4,155	32,949	—	—
	5/4/2004	11,200	—	12.87	5/4/2014	1/24/2011	15,917	126,222	7,958	63,107
	5/3/2005	25,100	—	12.91	5/3/2015	4/27/2012	30,864	244,752	15,432	122,376
	9/8/2006	13,300	—	14.83	9/8/2016
	2/20/2007	15,500	—	14.70	1/31/2017
	1/28/2008	40,020	—	12.02	1/28/2018
	1/26/2009	28,872	—	12.93	1/26/2019
	1/25/2010	20,508	10,254	14.44	1/25/2020
	1/24/2011	10,420	20,840	13.79	1/24/2021
	3/30/2012	—	56,076	9.84	3/30/2022
Gary M. Crosby	7/13/2009	8,400	—	11.29	7/13/2019	11/1/2010	4,782	37,921	—	—
	7/13/2009	15,633	—	11.29	7/13/2019	1/24/2011	23,389	185,475	11,694	92,733
	1/25/2010	23,604	11,802	14.44	1/25/2020	4/27/2012	45,525	361,013	22,761	180,495
	1/24/2011	15,311	30,622	13.79	1/24/2021
	3/30/2012	—	82,710	9.84	3/30/2022
Oliver Sommer	4/30/2010	18,067	9,033	13.90	4/30/2020	4/30/2010	2,398	19,016	—	—
	1/24/2011	10,420	20,840	13.79	1/24/2021	1/24/2011	15,917	126,222	7,958	63,107
	3/30/2012	—	56,076	9.84	3/30/2022	4/27/2012	30,864	244,752	15,432	122,376

(1)	The stock options reported in these columns vest one-third per year on the anniversary of the grant date.

(2)
The amounts shown in this column represent unvested time-based restricted stock awards. These awards vest in full on the third anniversary of the grant date, with the following exceptions: Mr. Norwood’s award granted on April 4, 2011 is subject to a variable vesting schedule, 37% of the shares vested on December 31, 2012, 50% will vest on December 31, 2013, and 13% will vest on December 31, 2014 and Mr. Sommer’s award granted on April 30, 2010 vests one-third per year on the anniversary of the grant date.

(3)	The amounts shown in this column represent the market value of the time-based restricted stock awards calculated using $7.93, the closing price per share of Company stock on December 31, 2012.

(4)
The amounts shown in this column represent outstanding, unvested performance-based restricted stock awards. These awards provide the Named Executive Officers with the opportunity to earn shares of Company stock contingent on the achievement of pre-determined performance conditions over a three-year performance period. The values shown are the target value of the award, depending on the achievement of the performance conditions, the award could distribute between 0% and 150% of the target value. The awards granted to the Named Executive Officers in 2011 will vest on December 31, 2013 and the awards granted in 2012 will vest on December 31, 2014. The awards granted to the Named Executive Officers in 2010 vested on December 31, 2012 but did not meet the threshold levels of performance and therefore, shares were not distributed to the Named Executive Officers.

(5)
The amounts shown in this column represent the market value of the performance-based restricted stock awards, assuming a target level of payout, using $7.93, the closing price per share of Company stock on December 31, 2012.

(6)
Mr. Koelmel met the definition of retirement under the Company's long-term incentive plans in 2012 and as a result he was fully vested in all outstanding long-term incentive awards. The stock awards will be distributed to him upon the earlier of his termination or the normal vesting date. The stock option awards will become fully exercisable on the earlier of his termination or the normal vesting date. The stock awards reflected in this table have been reduced by the number of shares withheld to cover Mr. Koelmel's tax withholding obligations incurred upon vesting.

OPTION EXERCISES AND STOCK VESTED

The following table provides information on the value realized by each of the Named Executive Officers as a result of the stock awards that vested during January 1, 2012 through December 31, 2012. All numbers have been rounded to the nearest whole dollar or share. There were no options exercised during January 1, 2012 through December 31, 2012.

			Stock Awards
Name	Grant date		Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
John R. Koelmel	2/20/2007		6,000	58,800
	1/26/2009		9,576	92,696
	1/25/2010		10,388	97,959
	1/24/2011	(3)	17,770	128,833
	4/27/2012	(3)	52,847	383,141
Gregory W. Norwood	4/4/2011		10,838	85,945
Daniel E. Cantara, III	1/26/2009		3,084	29,853
	1/25/2010		2,597	24,490
Gary M. Crosby	1/26/2009		1,755	16,988
	7/13/2009		2,800	21,308
	1/25/2010		3,462	32,647
Oliver Sommer	4/30/2010		2,398	21,438

 (1) The amounts shown represent the vesting of shares of Company stock for performance-based restricted stock and time-based restricted stock awards in 2012.  Mr. Koelmel met the definition of retirement under the Company’s long-term incentive plans in 2012.  As such, the amount shown for him include the number of shares of unvested restricted stock whose vesting was accelerated upon his attainment of retirement eligibility in order to cover the related tax withholding obligation.  The remaining shares in Mr. Koelmel's awards will vest upon the earlier of his termination or the normal vesting date.

(2) The amounts shown represent the aggregate value of the vested shares calculated using the closing stock price of Company stock on the vest date, or the closing stock price on the next business day if the NASDAQ was closed on the vest date.

(3) The amounts shown for Mr. Koelmel in the “Number of Shares Acquired on Vesting” column represent the aggregate value of the shares deducted from the respective grants to cover the tax withholding obligation. The amounts shown in the “Value Realized on Vesting” represent the value of the shares calculated using the closing stock price of Company stock on November 16, 2012.

PENSION BENEFITS

We do not provide any defined benefit and actuarial pension plans for our Named Executive Officers.
Accordingly, no tabular disclosure is being provided under this heading.

NONQUALIFIED DEFERRED COMPENSATION

We do not provide any nonqualified deferred compensation arrangements for our Named Executive
Officers. Accordingly, no tabular disclosure is being provided under this heading.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Change in Control Agreements
Each of the Named Executive Officers has a change in control agreement that provides for certain benefits in the event of certain terminations of employment in connection with a change in control. The Company recognizes that an important consideration in attracting and retaining key personnel is the ability to minimize the impact on the Named Executive Officers of the possible disruption associated with the analysis of strategic opportunities. Accordingly, the Company believes that it is in the best interests of stockholders to provide the Named Executive Officers with reasonable financial arrangements in the event of termination of employment following a change in control. In exchange for such benefits, these agreements impose certain non-solicitation and non-competition requirements for a period of six months following termination, and also require non-disclosure of any confidential information of the Company.
Termination for Good Reason or without Cause Following a Change in Control.
Upon a termination of employment by a Named Executive Officer for “Good Reason” within 14 months following a Change in Control, or by the Company without “Cause” (this is commonly referred to a “double-trigger”) within 12 months following a Change in Control, the Named Executive Officer will receive the following:

(a)	Salary and fringe benefits through his termination date.

(b)	Any unpaid annual short-term incentive for a prior period.

(c)	Payment of accrued but unused vacation.

(d)	200% (300% for Mr. Koelmel) of his base salary, as in effect in the year of termination of employment payable in one lump sum.

(e)	Lump-sum payment in an amount equal to 200% (300% for Mr. Koelmel) of his targeted annual short-term incentive amount in effect in the year of the termination of employment.

(f)
Medical and health insurance, group term life insurance, automobile allowance, and club membership benefits for a period of 24 months (36 months for Mr. Koelmel), with continued dependent health and medical benefits for the balance of the applicable period in the event of the Named Executive Officer's death.

(g)	Up to $10,000 in outplacement services during the 12-month period following the termination of employment.

(h)	Accelerated vesting of all of his outstanding equity compensation awards.
In the event that the payments or benefits under the agreements would result in excess parachute payments under Section 280G of the Internal Revenue Code, the Named Executive Officer is entitled to receive the greater of the following amounts on an after-tax basis: (a) all of the payments and benefits under these agreements with payment of the applicable excise tax by the Named Executive Officer on the amount of excess parachute payments; or (b) the payments and benefits under these agreements reduced to the extent necessary so that no portion of the payments or benefits will be treated as excess parachute payments.
Upon a Named Executive Officer's termination of employment without “Good Reason” following a Change in Control of the Company or termination of employment by the Company for “Cause” following a Change in Control of the Company, or on account of the death or disability of the Named Executive Officer following a Change in Control, no amounts are payable to a Named Executive Officer under the agreements.
Defined Terms.
Cause. For purposes of the agreements, “Cause” means a finding by the Board that any of the following conditions exist: (a) the willful and continued failure substantially to perform his duties (other than as a result of disability) that cannot be cured within 30 days of notice by the Company; (b) a willful act or omission constituting dishonesty, fraud or other malfeasance, and any act or omission constituting immoral conduct, which in any such case is injurious to the financial condition or business reputation of the Company; (c) indictment for certain felonies; or (d) a breach of the Company's Code of Ethics, or any restrictive covenant, non-competition, confidentiality or non-solicitation, or other similar agreement.
Change in Control. For purposes of the agreements, a “Change in Control” of the Company is generally defined to mean (a) the acquisition of 50% or more of the common stock of the Company; (b) certain turnovers in the Board of Directors within a 24-month period; or (c) approval by the stockholders of the Company of a dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, or an agreement to merge, consolidate or reorganize the Company, that results in less than 50% of the outstanding voting securities of the resulting entity being owned by the prior stockholders of the Company.
Good Reason. For purposes of the agreements, “Good Reason” is defined to mean a: (a) material diminution in responsibilities, duties, title, reporting responsibilities within the business organization, status, role or authority; (b) material reduction in annual base salary; (c) material reduction in aggregate compensation; (d) requirement that the Named Executive Officer to move his residence more than 100 miles from his current residence; or (e) material breach of the change in control agreement by the Company that is not or cannot be cured within 30 days of notice of the breach to the Company.
Executive Severance Plan
The Company has established an Executive Severance Plan which covers all Named Executive Officers. The Executive Severance Plan covers certain terminations of employment that are not in connection with a change in control. The Executive Severance Plan applies to terminations of employment for a Named Executive Officer (i) whose employment is involuntarily terminated by the Company for reasons other than for “Cause,” (ii) who is required to move his principal place of employment more 100 miles from his current principal place of employment, or (iii) whose aggregate compensation is materially reduced. Each Named Executive Officer who terminates employment under those circumstances will receive a severance payment, subject to compliance with certain non-solicitation and non-competition requirements, for a period of 12 months following termination.
The severance payment will be the greater of: (a) 12 months (24 months for Mr. Koelmel) of base salary, determined as of the date of termination, plus targeted incentive amount; or (b) 18 months (36 months for Mr. Koelmel) of base salary, determined as of the date of termination. In addition, the Named Executive Officer is entitled to 12 months of outplacement services (not to exceed $10,000).
Defined Terms.
Cause. For purposes of the Executive Severance Plan, “Cause” has the same meaning given that term in the Change in Control Agreements, which is set forth above.
2012 Executive Short-Term Incentive Plan

The 2012 Executive Short-Term Incentive Plan is an annual plan adopted under the stockholder-approved
Executive Annual Incentive Plan. Under the 2012 Executive Short-Term Incentive Plan, the Company awarded each of the Named Executive Officers performance-based cash awards, which are to be paid no later than March 15, 2013.
Death or Disability. Upon the death or “Disability” of a Named Executive Officer during the Plan Year, the Named Executive Officer (or in the event of his death, his designated beneficiary) is entitled to receive payment of the award deemed to be earned at target pro-rated to reflect the portion of the Plan Year prior to the death or Disability, which amount is paid at the same time that awards are typically paid.

Retirement. Upon the “Retirement” of a Named Executive Officer during the Plan Year, the Named Executive Officer is entitled to receive payment of a pro-rated award to reflect the portion of the Plan Year prior to Retirement and actual Company and individual performance. The amount is paid at the same time that awards are typically paid.
    Change in Control. Upon a “Change in Control” of the Company, outstanding performance-based awards shall be deemed to be earned at target and pro-rated to reflect the portion of the performance period prior to the Change in Control. The pro-rated target amount is paid at the same time that awards are typically paid.

Termination without Cause Following a Change in Control. Upon an involuntary termination for a reason other than Cause during the one-year period following a Change in Control, any service requirements applicable to then-outstanding awards shall be considered satisfied.
Defined Terms.
Cause. For purposes of the 2012 Executive Short Term Incentive Plan, “Cause” has the same meaning given that term in the Change in Control Agreements, which is set forth above.
Change in Control. For purposes of the 2012 Executive Short Term Incentive Plan, “Change in Control” means: (a) the Company or First Niagara Bank (the “Bank”) merges into or consolidates or merges with entity or bank or corporation, resulting in less than 50% of the outstanding voting securities of the resulting entity being owned by the prior stockholders of the Company or the Bank; (b) the acquisition of 50% or more of a class of the Company's or the Bank's voting securities; (c) certain turnovers in the Company's or the Bank's Board of Directors within a 24-month period; or (d) the Company or the Bank sells to a third party all or substantially all of its assets.
Disability. For purposes of the 2012 Executive Short Term Incentive Plan, “Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that lasted or can be expected to last for a continuous period of not less than 12 months.
Retirement. For purposes of the 2012 Executive Short Term Incentive Plan, “Retirement” means the executive's voluntary termination of employment as of a date that (a) the executive had attained age 60 and completed six years of service, (b) the executive had attained age 55 and completed 20 years of service, or (c) the executive attained age 65.
Long-Term Incentive Plans
The Company may grant Named Executive Officers stock options, performance-based restricted stock awards and time-based restricted stock awards under the Company's 2002 Long-Term Incentive Stock Benefit Plan (the “2002 Plan”) or the 2012 Equity Incentive Plan (the “2012 Plan,” and together with the 2002 Plan, the “Long-Term Incentive Plans”). The treatment of the awards made under the Long-Term Incentive Plans is described below.
Death, Disability & Retirement. In the event of a termination of employment due to death, “Disability” or “Retirement,” except for awards subject to performance vesting, all outstanding stock options shall become immediately vested in full and may be exercised anytime during the one-year period (and for awards granted under the 2002 Plan, five-year period) following termination or until the applicable stock option expiration date, if earlier; and all performance-based restricted stock awards and time-based restricted stock awards shall become fully earned and vested immediately.
Termination for Cause. In the event of a termination of employment for “Cause,” all outstanding stock options, performance-based restricted stock awards and time-based restricted stock awards, whether or not vested, shall expire and be forfeited.
Other Termination of Employment. In the event of a termination of employment for any reason other than due to death, “Disability,” “Retirement” of termination for “Cause,” then all vested stock options on the date of termination shall be exercisable for the three-month period following termination or until the applicable stock option expiration date, if earlier, and any unvested performance-based restricted stock award or time-based restricted stock award that is not vested as of the date of termination shall expire and be forfeited.
Change in Control. In the event of a Change in Control, all outstanding awards subject to performance vesting shall be deemed to have satisfied the applicable performance measures.
Involuntary Termination Following a Change in Control. In the event of an involuntary termination of employment following a Change in Control all outstanding stock options shall become immediately vested in full and may be exercised anytime during the one-year period following termination or until the applicable stock option expiration date, if earlier; and all performance-based restricted stock awards and time-based restricted stock awards shall become fully earned and vested immediately. Under the 2012 Plan, an involuntary termination includes a termination for “Good Reason.”

Defined Terms.
Cause. For purposes of the 2002 Plan, “Cause” means personal dishonesty, willful misconduct, a breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a cease-and-desist order, any of which results in a material loss to the Company. For purposes of the 2012 Plan, “Cause” has the same meaning given that term in the Change in Control Agreements, which is set forth above.
Change in Control. For purposes of the 2002 Plan, a “Change in Control” of the Company is generally defined to mean (a) the acquisition of 25% or more of the common stock of the Company; (b) certain turnovers in the Board of Directors within a 24-month period; or (c) approval by the stockholders of the Company of a dissolution or liquidation of the Company; a sale of all or substantially all of the assets of the Company; or an agreement to merge, consolidate or reorganize the Company, resulting in less than 25% of the outstanding voting securities of the resulting entity being owned by the prior stockholders of the Company. For purposes of the 2012 Plan, “Change in Control” has the same meaning given that term in the 2012 Executive Short-Term Incentive Plan, which is set forth above.
Disability. For purposes of the 2002 Plan, “Disability” means the permanent and total inability by reason of mental or physical infirmity, or both, to perform the customarily assigned work. For purposes of the 2012 Plan, “Disability” has the meaning given such term in the Company's long-term disability plan, unless the Award is required to have a specific definition under Internal Revenue Code Section 409A.
Good Reason. For purposes of the 2012 Plan, “Good Reason” means: (a) a material diminution in the executive's base compensation; (b) a material diminution in the executive's authority duties or responsibilities; (c) a requirement that the executive must report to a corporate officer or employee instead of reporting directly to the Board; (d) a material diminution in the budget over which the executive retains authority; (e) a change in the geographic location at which the executive must perform his duties that is more than 50 miles from the location of the executive's principal workplace; or (f) any other action or inaction that constitutes a material breach by the Company of an agreement with the executive.
Retirement. For purposes of the 2002 Plan, “Retirement” has the meaning given that term in the 2010 Amended and Restated Employee Stock Ownership Plan, which is set forth below. For purposes of the 2012 Plan, “Retirement” has the same meaning given that term in the 2012 Executive Short-Term Incentive Plan, which is set forth above.
2010 Amended and Restated Employee Stock Ownership Plan
The Company's 2010 Amended and Restated Employee Stock Ownership Plan (“ESOP”) provides an opportunity for each of the Named Executive Officers to purchase and hold shares of the Company's stock in a tax-qualified retirement vehicle.
Early Retirement Date or Normal Retirement Date. Upon a Named Executive Officer's Early Retirement Date or Normal Retirement Date, the Named Executive Officer's unvested benefits under the ESOP become immediately vested in full.
Change in Control. Upon a Change in Control of the Company or First Niagara Bank (the “Bank”), each Named Executive Officer's unvested benefits under the ESOP become immediately vested in full.
Death and Disability. Upon death or disability, each Named Executive Officer's unvested benefits under the ESOP become immediately vested in full.
Defined Terms.
Change in Control. For purposes of the ESOP, “Change in Control” means a change in control of a nature that: (a) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934; or (b) results in a Change in Control of the Bank or the Company within the meaning of Bank Holding Company Act, as amended, and applicable rules and regulations promulgated thereunder as in effect at the time of the Change in Control (collectively, the “BHCA”). Without limitation such a Change in Control shall be deemed to have occurred at such time as: (i) the acquisition of 25% or more of the combined voting power of the Company's outstanding securities; (ii) certain turnovers in the Company's Board of Directors; (iii) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs or is effected; (iv) a proxy statement soliciting proxies from stockholders of the

Company is distributed, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more business organizations as a result of which the outstanding shares of the class of securities then subject to the plan are to be exchanged for or converted into cash or property or securities not issued by the Company; or (v) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted.
Early Retirement Date. For purposes of the ESOP, “Early Retirement Date” means any day before a Named Executive Officer's Normal Retirement Date which is on or after his Early Retirement Age and which the Named Executive Officer selects for the start of his retirement benefits. “Early Retirement Age” means the earlier of the following: (a) the Named Executive Officer has attained age 60 and has completed six or more years of service; or (b) the Named Executive Officer has attained age 55 and has completed 20 or more years of service.
Normal Retirement Date. For purposes of the ESOP, “Normal Retirement Date” means the date that the Named Executive Officer reaches age 65.
Potential Payment Calculations
The table below reflects the amount of compensation payable to each of our Named Executive Officers under the following termination scenarios:
(a)    retirement;
(b)    termination without cause or resignation for good reason;
(c)    change in control;
(d)    termination without cause or resignation for good reason following a change in control; and
(e)    death or disability.
Consistent with SEC requirements, these estimated amounts have been calculated as if the Named Executive Officer's employment had been terminated as of December 31, 2012 and using $7.93, the closing price per share of Company stock on December 31, 2012.
The amounts reported in the following table are hypothetical amounts based on disclosure of compensation information about the Named Executive Officers. Actual payments will depend on the timing and circumstances of any termination of employment or other triggering event. Payments in the event of a termination of employment following a change in control of the Company may be subject to Section 280G of the Internal Revenue Code if the after-tax amount that the Named Executive Officer would receive after payment of the applicable excise tax by the Named Executive Officer of the amount of excess parachute payments received would be greater than the amount of the payments he would receive were reduced so that there would be no excess parachute payments, but the amount of the cutback has not been included in the table.

The table below does not reflect amounts with respect to plans or arrangements generally available to all employees.

Name	Retirement ($)	Termination Without Cause or Resignation for Good Reason ($)		Change in Control ($)		Termination Without Cause or Resignation for Good Reason following a Change in Control ($)		Disability or Death ($)
John Koelmel
Change in Control Agreement	—	—		—		5,730,000	(8)	—
Executive Severance Pay Plan	—	2,865,000	(4)	—		—		—
Executive Short-Term Incentive Plan (1)	955,000	955,000		955,000		955,000		955,000
Long-Term Incentive Plans (2) (3)	1,624,350	1,624,350		—		1,624,350		1,624,350
Employee Stock Ownership Plan	—	—		—		—		—
Health & Welfare (Medical, Dental, Life Insurance) Plans	—	—		—		41,474	(9)	—
Other Benefits
Auto Allowance	—	—		—		32,400	(10)	—
Club Membership Dues	—	—		—		51,826	(11)	—
Outplacement Services	—	10,000	(5)	—		10,000	(5)	—
Total	2,579,350	5,454,350		955,000		8,445,050		2,579,350
Gregory Norwood
Change in Control Agreement	—	—		—		1,742,500	(12)	—
Executive Severance Pay Plan	—	871,250	(6)	—		—		—
Executive Short-Term Incentive Plan (1)	—	—		358,750		358,750		358,750
Long-Term Incentive Plans (2)	—	—		—		703,757		703,757
Employee Stock Ownership Plan	—	—		749	(7)	749	(7)	749	(7)
Health & Welfare (Medical, Dental, Life Insurance) Plans	—	—		—		25,967	(9)	—
Other Benefits
Auto Allowance	—	—		—		24,000	(10)	—
Club Membership Dues	—	—		—		22,702	(11)	—
Outplacement Services	—	10,000	(5)	—		10,000	(5)	—
Total	—	881,250		359,499		2,888,425		1,063,256
Daniel E. Cantara III
Change in Control Agreement	—	—		—		1,742,500	(12)	—
Executive Severance Pay Plan	—	871,250	(6)	—		—		—
Executive Short-Term Incentive Plan (1)	—	—		358,750		358,750		358,750
Long-Term Incentive Plans (2)	—	—		—		589,406		589,406
Employee Stock Ownership Plan	—	—		—		—		—
Health & Welfare (Medical, Dental, Life Insurance) Plans	—	—		—		25,892	(9)	—
Other Benefits
Auto Allowance	—	—		—		24,000	(10)	—
Club Membership Dues	—	—		—		39,728	(11)	—
Outplacement Services	—	10,000	(5)	—		10,000	(5)	—
Total	—	881,250		358,750		2,790,276		948,156
Gary Crosby
Change in Control Agreement	—	—		—		2,121,750	(12)	—
Executive Severance Pay Plan	—	1,060,875	(6)	—		—		—
Executive Short-Term Incentive Plan (1)	—	—		471,500		471,500		471,500
Long-Term Incentive Plans (2)	—	—		—		857,637		857,637
Employee Stock Ownership Plan	—	—		2,974	(7)	2,974	(7)	2,974	(7)
Health & Welfare (Medical, Dental, Life Insurance) Plans	—	—		—		3,000	(9)	—
Other Benefits
Auto Allowance	—	—		—		24,000	(10)	—
Club Membership Dues	—	—		—		22,410	(11)	—
Outplacement Services	—	10,000	(5)	—		10,000	(5)	—
Total	—	1,070,875		474,474		3,513,271		1,332,111

Name	Retirement ($)	Termination Without Cause or Resignation for Good Reason ($)		Change in Control ($)		Termination Without Cause or Resignation for Good Reason following a Change in Control ($)		Disability or Death ($)
Oliver Sommer
Change in Control Agreement	—	—		—		1,742,500	(12)	—
Executive Severance Pay Plan	—	871,250	(6)	—		—		—
Executive Short-Term Incentive Plan (1)	—	—		358,750		358,750		358,750
Long-Term Incentive Plans (2)	—	—		—		575,473		575,473
Employee Stock Ownership Plan	—	—		1,537	(7)	1,537	(7)	1,537	(7)
Health & Welfare (Medical, Dental, Life Insurance) Plans	—	—		—		25,967	(9)	—
Other Benefits
Auto Allowance	—	—		—		24,000	(10)	—
Club Membership Dues	—	—		—		—	(11)	—
Outplacement Services	—	10,000	(5)	—		10,000	(5)	—
Total	—	881,250		360,287		2,738,227		935,760

(1)
Represents the target value of the 2012 short-term incentive award. Mr. Koelmel is eligible for his 2012 short-term incentive under every scenario because he met the definition of retirement under the Company's short-term incentive plan. The actual amount of these awards is disclosed in the Non-Equity Incentive Plan column of the "Summary Compensation Table."

(2)
Represents the value of accelerated vesting of all outstanding long-term incentive awards granted under the Company's long-term incentive plans that would vest upon termination (or within 30 days of termination). All vested and unexercised stock option awards were underwater as of December 31, 2012.

(3)
Mr. Koelmel met the definition of retirement under the Company's long-term incentive plans in 2012 and as a result he was fully vested in all outstanding equity awards. The value of his vested shares (both performance-based and time-based) is reflected in this table because the shares will not be distributed to him until the earlier of his termination or the normal vesting data. All vested and unexercised stock option awards were underwater as of December 31, 2012. The stock awards reflected in this table have been reduced by the number of shares withheld to cover Mr. Koelmel's tax withholding obligations incurred upon vesting.

(4)	Represents the value of periodic payments of base salary for 24 months plus target bonus.

(5)	Represents the value of outplacement services.

(6)	Represents the value of periodic payments of base salary for 12 months plus target bonus.

(7)	Represents the value of accelerated vesting on shares held in the ESOP if not 100% vested.

(8)	Represents a lump sum payment equal to 300% of base salary and 300% of target bonus.

(9)	Represents the value of continuation of health, welfare, dental and life insurance benefits for 36 months for John Koelmel and 24 months for each of the other Named Executive Officers.

(10)	Represents the value of auto allowance for 36 months for John Koelmel and 24 months for each of the other Named Executive Officers.

(11)	Represents the value of club membership for 36 months for John Koelmel and 24 months for each of the other Named Executive Officers.

(12)	Represents the lump-sum payment equal to 200% of base salary and 200% of target bonus.

PROPOSAL II – ADVISORY NON-BINDING VOTE TO APPROVE OUR EXECUTIVE COMPENSATION PROGRAMS AND POLICIES
The Board believes that the Company’s compensation programs and policies are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of stockholders.
We recognize the interest the Company’s stockholders have in the Company’s executive compensation policies and practices. In recognition of that interest and in accordance with the requirements of the SEC rules and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), this proposal, commonly known as a “say on pay” proposal, provides the Company’s stockholders with the opportunity to cast an advisory vote on the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules, including the discussion of the Company’s compensation program and philosophy and the compensation tables of this Proxy Statement.
We are again asking stockholders to vote in an advisory, non-binding manner on the compensation paid to our Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion). Item 402 of Regulation S-K is the SEC regulation that sets forth what companies must include in their proxy statement as to compensation. This proposal, commonly known as a “Say on Pay” proposal, gives you as a stockholder the opportunity to vote on our executive pay program through the following resolution:
“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

PROPOSAL III – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Independent Registered Public Accounting Firm for the year-ended December 31, 2012 was KPMG LLP (“KPMG”). The Audit Committee has approved the engagement of KPMG to be our Independent Registered Public Accounting Firm for the year-ending December 31, 2013, subject to the ratification of the engagement by our stockholders at the Annual Meeting. Representatives of KPMG are expected to attend the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Stockholder ratification of the selection of KPMG is not required by our bylaws or otherwise. However, the Board is submitting the selection of the Independent Registered Public Accounting Firm to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of KPMG, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different Independent Registered Public Accounting Firm at any time during the year if it determines that such change is in the best interests of our stockholders.
Fees Paid to KPMG
The aggregate fees billed by KPMG for professional services rendered during 2012 and 2011 are as follows:
Audit Fees
The aggregate fees billed to us by KPMG for professional services rendered for the audits of our annual consolidated financial statements and the effectiveness of internal controls over financial reporting, review of the consolidated financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by KPMG in connection with statutory and regulatory filings and engagements were $1,803,698 and $1,536,600 during 2012 and 2011, respectively.

Audit Related Fees
The aggregate fees billed to us by KPMG for assurance and related services rendered that are reasonably related to the performance of the audit of and review of the consolidated financial statements, and that are not already reported in “Audit Fees” above, were $12,500 and $395,000 during 2012 and 2011, respectively. These services in 2012 related to providing consents and the services in 2011 were related to providing comfort letters, consents, and agreed upon procedures related to our merger with NewAlliance, our Form S-8 filing, and our December stock issuance. All audit related fees billed by KPMG during 2012 were pre-approved by the Audit Committee.
Tax Fees
The aggregate fees billed to us by KPMG for each of 2012 and 2011 for professional services rendered for tax compliance, tax advice and tax planning were $185,350 and $29,645, respectively. These services primarily included the review of tax returns and quarterly tax provisions, audit support, and planning services with regards to the utilization of net operating losses.  All tax fees billed to us by KPMG for 2012 and 2011 were pre-approved by the Audit Committee.
All Other Fees
The aggregate fees billed to us by KPMG for each of 2012 and 2011 for all other products and services, other than those described above, were $99,000 and $89,000, respectively. The 2012 fees related to assistance with an SEC comment letter. The 2011 fees primarily related to transaction cost analyses in connection with out NewAlliance merger and assistance with an SEC comment letter.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the Independent Registered Public Accounting Firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is provided for up to one year and any pre-approval is detailed as to particular service or category of services and is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chair when necessary, with subsequent reporting to the Audit Committee. The Independent Registered Public Accounting Firm and management are required to report to the Audit Committee quarterly regarding the extent of services provided by the Independent Registered Public Accounting Firm in accordance with this pre-approval policy, and the fees for the services performed to date.
Required Vote and Recommendation of the Board
In order to ratify the appointment of KPMG as Independent Registered Public Accounting Firm for 2013 the proposal must receive a “FOR” vote by at least a majority of the votes cast at the Annual Meeting, either in person or by proxy.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING
In order to be eligible for inclusion in the proxy materials for the 2014 Annual Meeting of stockholders, any stockholder proposal to take action at such meeting must be received at our Executive Office, 726 Exchange Street, Suite 618, Buffalo, New York 14210, Attention: Corporate Secretary, no later than November 14, 2013. Proposals must comply with rules of the Securities and Exchange Commission.
Advance Notice of Business to be Conducted at an Annual Meeting
The Company’s bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, the stockholder must give written notice to the Secretary of the Company not less than 90 and not more than 120 days prior to the first anniversary date of the Company’s annual meeting for the preceding year; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered by the later of

(i) 90 days prior to such changed annual meeting date and (ii) the tenth day following the date on which public announcement or disclosure of the date of such annual meeting is first made. The notice must include the stockholder’s name, record address, number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.
OTHER MATTERS
The Board is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement and our bylaws, as indicated above, do not allow proposals to be presented at the Annual Meeting unless they were properly presented to us prior to January 25, 2013. However, if any matters should properly come before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote in accordance with their best judgment on such matters.
The Audit Committee Report and the Report of the Compensation Committee included in this proxy statement shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference. The Audit Committee Report shall not otherwise be deemed filed under such Acts.
MISCELLANEOUS
We will incur the costs of soliciting proxies. Upon request, we will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers, and other of our employees may solicit proxies personally or by telephone without additional compensation. We have retained D.F. King & Co., Inc., a proxy solicitation firm, to assist in the solicitation of proxies for the Annual Meeting, for a fee of $7,500, plus out-of-pocket expenses.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2012, will be furnished without charge upon written or telephonic request to Jason Benten, Investor Relations Analyst, Larkin Building, 726 Exchange Street, Suite 618, Buffalo, NY 14210 or call (716) 270-8636.

/s/ Kristy Berner
Buffalo, New York	Kristy Berner
March 14, 2013	Assistant Corporate Secretary

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 24, 2013

FIRST NIAGARA FINANCIAL GROUP, INC.

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 01, 2013
Date: April 24, 2013 **Time:** 10:00 AM EST
Location: Larkin at Exchange
726 Exchange Street
Buffalo, New York 14210

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

See the reverse side of this notice to obtain proxy materials and voting instructions.

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1. Form 10-K 2. Notice & Proxy Statement

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Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

01 Roxanne J. Coady 02 Carl A. Florio 03 Nathaniel D. Woodson 04 Carlton L. Highsmith 05 John R. Koelmel
06 George M. Philip

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: In their discretion, the proxies are authorized to vote upon any other matters that are properly brought by or at the direction of the Board of Directors before the Annual Meeting and at any adjournments or postponements thereof.

0000159823_3 R1.0.0.51160

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

DETACH AND RETURN THIS PORTION ONLY

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees**

01 Roxanne J. Coady 02 Carl A. Florio 03 Nathaniel D. Woodson 04 Carlton L. Highsmith 05 John R. Koelmel
06 George M. Philip

**The Board of Directors recommends you vote FOR proposals 2 and 3.**

**NOTE:** In their discretion, the proxies are authorized to vote upon any other matters that are properly brought by or at the direction of the Board of Directors before the Annual Meeting and at any adjournments or postponements thereof.

| | Yes | No |
|---|---|---|
| Please indicate if you plan to attend this meeting | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000159824_1 R1.0.0.51160

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:** The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com .

**FIRST NIAGARA FINANCIAL GROUP, INC.**
**ANNUAL MEETING OF STOCKHOLDERS**
**APRIL 24, 2013**
**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The undersigned hereby appoints John R. Koelmel and Gregory W. Norwood, and each of them, as proxies for the undersigned, each with the power to appoint his substitute, and hereby authorizes them to attend the Annual Meeting of Stockholders of First Niagara Financial Group, Inc. (the "Annual Meeting") to be held at Larkin at Exchange, 726 Exchange Street, Buffalo, New York 14210 on April 24, 2013 at 10:00 a.m., Eastern Time, and at any adjournments or postponements thereof, to vote, as designated on the reverse side, all of the shares that the undersigned is entitled to vote at the Annual Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement and the Annual Report on Form 10-K and revokes any proxy heretofore given with respect to the Annual Meeting.

**THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. UNLESS DIRECTION IS GIVEN TO THE CONTRARY, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS OR MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.**

**Continued and to be signed on reverse side**

0000159824_2 R1.0.0.51160